Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

Gesher I Acquisition Corp.,

Freightos Limited,

Freightos Merger Sub I

and

Freightos Merger Sub II

dated as of May 31, 2022

i

Table of Contents (continued)

Table of Contents (continued)

Table of Contents (continued)

Exhibits

Exhibit A – Form of Warrant Amendment
Exhibit B – Form of PIPE Subscription Agreement
Exhibit C – Form of Amended SPAC Registration Rights Agreement
Exhibit D – Form of Company Registration Rights Agreement
Exhibit E – Form of Shareholder Support Agreement
Exhibit F – Form of Company Lockup Agreement
Exhibit G – Form of Sponsor Lockup Agreement
Exhibit H-1 – Form of First Plan of Merger
Exhibit H-2 – Form of Second Plan of Merger
Exhibit I – Form of 2022 Equity Plan

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of May 31, 2022 (this “Agreement”), is made and entered into by and among (i) Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares (“SPAC”), (ii) Freightos Limited, a Cayman Islands exempted company limited by shares (the “Company”), (iii) Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned Subsidiary of the Company (“Merger Sub I”) and (iv) Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned Subsidiary of the Company (“Merger Sub II”). Each of SPAC, the Company, Merger Sub I and Merger Sub II are individually referred to herein as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement have the meanings set forth in Annex I.

RECITALS

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, the Company is a Cayman Islands exempted company limited by shares that, together with its Subsidiaries, is in the business of providing a digital booking platform and support services for international shipping;

WHEREAS, each of Merger Sub I and Merger Sub II is a newly incorporated Cayman Islands exempted company limited by shares that was formed by the Company for the purpose of effectuating the Mergers;

WHEREAS, prior to the date of this Agreement, and as part of one integrated plan which includes the Transaction, the Company underwent an internal reorganization pursuant to which (a) the Company was incorporated as a Cayman Islands exempted company limited by shares, (b) the shareholders of Freightos Limited, a Hong Kong private company limited by shares (“Freightos HK”), contributed 100% of their equity interests in Freightos HK to the Company in exchange for the Company issuing an identical number of shares in the same class(es) with substantially the same rights and obligations as those they originally held in Freightos HK (but adjusted to reflect the difference between corporate laws of the Cayman Islands and the Laws of Hong Kong), and (c) all options to purchase ordinary shares of Freightos HK were exchanged for options to purchase an identical number of shares of the Company that have the same terms and conditions as the options of Freightos HK (collectively, the “Pre-Signing Reorganization”);

WHEREAS, prior to the First Effective Time, and as part of one integrated plan that includes the Transactions, Freightos HK will transfer all of its ownership interests in Freightos Inc., Freightos Ltd., Freightos Software Development and Data Services Ltd., Web Cargo, S.L.U. and Clearit Customs Brokers Inc. (the “Flipped Up Subsidiaries”) to the Company, following which the Flipped Up Subsidiaries will be directly owned by the Company (the “Pre-Closing Restructuring”);

WHEREAS, immediately prior to the First Effective Time, and as part of one integrated plan that includes the Transaction, the Company and its shareholders will engage in a pre-Closing recapitalization, pursuant to which: (a) the Company’s Organizational Documents shall be amended and restated in form and substance to be agreed to by the Company and SPAC and (b) following such amendment and restatement, (1) each Company Preferred Share will automatically convert into Company Ordinary Shares in accordance with the Company Organizational Documents; and (2) immediately following such conversion, but prior to the First Effective Time, each then outstanding Company Ordinary Share will automatically convert into such number of Company Ordinary Shares as is determined by multiplying such Company Ordinary Shares by the quotient obtained by dividing 39,000,000 by the sum of (i) the number of Company Ordinary Shares then issued and outstanding (including as a result of the aforementioned conversions of Company Preferred Shares) and (ii) without duplication, the number of Company Ordinary Shares issuable upon the exercise of all Company Options which either have vested prior to such time or are to vest pursuant to their terms on or prior to September 30, 2022, all as more fully described in Section 2.2 (collectively, the “Recapitalization”), such that following the Recapitalization, for the avoidance of doubt, each Company Ordinary Share will be valued at $10.00;

WHEREAS, effective at the First Effective Time and as part of one integrated plan that includes the Transaction, (a) Merger Sub I will merge with and into SPAC, with SPAC being the surviving entity as a wholly owned subsidiary of the Company (the “First Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (as revised) of the Cayman Islands (the “Cayman Act”), and (b) each ordinary share of SPAC, par value $0.0001 (“SPAC Ordinary Shares”), and each preference share of SPAC, par value $0.0001 (“SPAC Preference Shares”), issued and outstanding immediately prior to the First Effective Time (after giving effect to any Redemptions) by virtue of the First Merger and upon the terms and subject to the conditions set forth in this Agreement, shall be converted into and shall for all purposes represent only the right to receive an equal number of Company Ordinary Shares (the “SPAC Shares Consideration”);

WHEREAS, effective at the Second Effective Time and as part of one integrated plan that includes the Transaction, SPAC will merge with and into Merger Sub II, with Merger Sub II being the surviving entity as a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Cayman Act;

WHEREAS, at the Closing and in connection with the First Merger, the Company, SPAC and Continental Stock Transfer & Trust Company, the warrant agent under the Warrant Agreement, will enter into an assignment, assumption and amendment agreement substantially in the form attached hereto as Exhibit A (the “Warrant Amendment”), pursuant to which SPAC will assign to the Company all of its rights, interests and obligations in and under the Warrant Agreement, and which causes each outstanding SPAC Warrant to be converted into a Company Warrant that represents the right to receive, from and after the Closing, the same number of Company Ordinary Shares on the same terms as the SPAC Warrant being assumed pursuant to the terms of the Warrant Amendment (the “SPAC Warrant Consideration”);

WHEREAS, prior to the date of this Agreement, SPAC has entered into a forward purchase agreement (as may be amended from time to time with the consent of the Company, the “Forward Purchase Agreement”) with a forward purchase investor (the “Forward Purchase Investor”) pursuant to which, among other things: (a) the Forward Purchase Investor has agreed to purchase an aggregate of 4,000,000 SPAC Units, consisting of 4,000,000 SPAC Ordinary Shares at a price per share equal to $10.00 and 2,000,000 SPAC Warrants, for an aggregate purchase price of $40,000,000, (the “Forward Purchase Subscription”); (b) the Forward Purchase Investor has agreed to provide up to $10,000,000 of committed capital to SPAC in the event that, as of immediately prior to the First Effective Time, certain minimum cash conditions are not met (after giving effect to any Redemptions) in exchange for (i) an additional number of SPAC Ordinary Shares equal to the amount of the committed capital drawn, divided by $10.00 (rounded up to the nearest whole share), and (ii) 500,000 SPAC Warrants, in each case with such Forward Purchase Subscription and backstop subscription effective as of immediately prior to the First Effective Time but following the Recapitalization; and (c) the Forward Purchase Investor has agreed to irrevocably waive its redemption rights with respect to 990,000 SPAC Ordinary Shares;

WHEREAS, on or prior to the date of this Agreement, SPAC has entered into an additional backstop subscription agreement (as such agreement may be amended from time to time with the consent of the Company, the “Backstop Subscription Agreement”) pursuant to which an investor (the “Backstop Investor”) has agreed to provide $10,000,000 of committed capital to SPAC in the event that, as of immediately prior to the First Effective Time, certain minimum cash conditions are not met (after giving effect to any Redemptions) in exchange for (a) 1,000,000 SPAC Ordinary Shares at a price per share equal to $10.00, and (b) 100,000 SPAC Warrants (collectively with the backstop subscription described in the foregoing recital, the “Backstop Subscription”), with such Backstop Subscription effective as of immediately prior to the First Effective Time but following the Recapitalization;

WHEREAS, on the date of this Agreement, an investor (the “PIPE Investor,” and together with the Forward Purchase Investor and the Backstop Investor, the “Investors”) has agreed to make a private investment in the Company to purchase an aggregate of 1,000,000 Company Ordinary Shares for an the aggregate purchase price of $10,000,000 at a price per share equal to $10.00 (the “PIPE Investment” and together with the Forward Purchase Subscription and the Backstop Subscription, the “Private Placement”), in each case, with such PIPE Investment effective as of immediately prior to the First Effective Time but following the Recapitalization and pursuant to a subscription agreement substantially in the form attached hereto as Exhibit B (the “PIPE Subscription Agreement” and, collectively with the Forward Purchase Agreement and the Backstop Subscription Agreement, the “Subscription Agreements”);

WHEREAS, for U.S. federal income Tax purposes, it is intended that (a) the Mergers, taken together, will qualify as a “reorganization” under Section 368(a)(1) of the Code and the applicable Treasury Regulations pursuant to Revenue Ruling 2001-46, 2001-2 C.B. 321, (b) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the applicable Treasury Regulations, and (c) the Company and SPAC will be parties to the applicable “reorganization” with the meaning of Section 368(b) of the Code (collectively, the “Intended Tax Treatment”);

WHEREAS, in connection with the consummation of the Second Merger, the Company, Gesher I Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and SPAC will, on or prior to the Closing, enter into an amendment to the SPAC Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Amended SPAC Registration Rights Agreement”), which will be effective as of the First Effective Time;

WHEREAS, in connection with the consummation of the Second Merger, the Company Shareholders set forth on Section 1.3 of the Company Disclosure Schedules will, on or prior to the Closing, enter into a registration rights agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), which will be effective as of the First Effective Time;

WHEREAS, SPAC has received concurrently with the execution and delivery of this Agreement, as a material inducement to SPAC to enter into this Agreement, the Shareholder Support Agreements substantially in the form attached hereto as Exhibit E (each a “Shareholder Support Agreement”), signed by the Company, SPAC and the Company Shareholders set forth on Section 1.4 of the Company Disclosure Schedules, pursuant to which, among other things, and subject to the terms and conditions set forth therein, such Company Shareholders agree (a) to vote all Company Ordinary Shares held by them in favor of the Transaction, (b) to appear at the Company Shareholders’ Meeting in person or by proxy for purposes of counting their Company Ordinary Shares towards a quorum, (c) to vote all Company Ordinary Shares held by such Company Shareholders against any proposals that could or could be reasonably likely to in any material respect impede the Transaction, and (d) other than in connection with any pre-Closing reorganization contemplated hereby, not to transfer any Company Ordinary Shares held by such Company Shareholders prior to the First Effective Time;

WHEREAS, SPAC has received concurrently with the execution and delivery of this Agreement, as a material inducement to SPAC to enter into this Agreement, the Lockup Agreements substantially in the form attached hereto as Exhibit F (each a “Lockup Agreement”) signed by the Company, SPAC and the Company Shareholders set forth on Section 1.5 of the Company Disclosure Schedules, each to be effective as of the First Effective Time;

WHEREAS, the Company has received concurrently with the execution and delivery of this Agreement, as a material inducement to the Company to enter into this Agreement, a lockup agreement substantially in the form attached hereto as Exhibit G (each a “Sponsor Lockup Agreement”) signed by the Company and certain members of the Sponsor set forth on Section 1.1 of the SPAC Disclosure Schedules, each to be effective as of the First Effective Time;

WHEREAS, prior to the consummation of the Mergers, the Company and SPAC will enter into an assignment and assumption agreement in a form mutually acceptable to the Company and SPAC (the “Assignment and Assumption Agreement”), which will provide for the assignment and assumption by the Company of SPAC’s rights and obligations under the Forward Purchase Agreement, Backstop Subscription Agreement and certain other rights and obligations pursuant to this Agreement, which will be effective as of immediately prior to the First Effective Time;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously (a) determined that (i) it is fair to, advisable and in the best interests of SPAC to enter into this Agreement, and to consummate the Mergers and the Transaction, and (ii) the Transaction constitutes a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transaction, and (ii) approved and declared advisable the Transaction Documents and the execution, delivery and performance thereof, (c) resolved to recommend the approval of this Agreement and the Plans of Merger by the shareholders of SPAC, and (d) directed that this Agreement and the Plans of Merger be submitted to the shareholders of SPAC for their approval;

WHEREAS, (a) the sole director of Merger Sub I has (i) determined that it is fair to, advisable and in the best interests of Merger Sub I to enter into this Agreement and to consummate the First Merger and the Transaction, and (ii) approved and declared advisable this Agreement and the First Plan of Merger and the execution, delivery and performance of this Agreement and the First Plan of Merger and the consummation of the Transaction, and (b) the sole shareholder of Merger Sub I has approved by written special resolution this Agreement, the First Plan of Merger and the Transaction (the “Merger Sub I Written Resolution”);

WHEREAS, (a) the sole director of Merger Sub II has (i) determined that it is fair to, advisable and in the best interests of Merger Sub II to enter into this Agreement and to consummate the Second Merger and the Transaction, and (ii) approved and declared advisable this Agreement and the Second Plan of Merger and the execution, delivery and performance of this Agreement and the Second Plan of Merger and the consummation of the Transaction, and (b) the sole shareholder of Merger Sub II has approved by written special resolution this Agreement, the Second Plan of Merger and the Transaction (the “Merger Sub II Written Resolution”); and

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair to, advisable and in the best interests of the Company to enter into this Agreement and to consummate the Mergers and the Transaction, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transaction, and (ii) approved and declared advisable the Transaction Documents and the execution, delivery and performance thereof, (c) resolved to recommend the approval of this Agreement and the Plans of Merger by the shareholders of the Company, and (d) directed that the Merger and the Plans of Merger be submitted to the shareholders of the Company for their approval.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, SPAC, the Company, Merger Sub I and Merger Sub II agree as follows:

ARTICLE I

AGREEMENT – THE MERGER

Section 1.1. The Mergers.

(a) At the First Effective Time and upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Cayman Act and the Merger Filing Documents, Merger Sub I will be merged with and into SPAC, whereupon the separate existence of Merger Sub I will cease, and SPAC will survive the Merger as a wholly owned subsidiary of the Company (the surviving entity in the First Merger, the “First Surviving Subsidiary”). At the First Effective Time, the First Merger shall have the effects provided in this Agreement, the Merger Filing Documents and as specified by the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of SPAC and Merger Sub I shall vest in and become the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of the First Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the First Surviving Subsidiary of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub I set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub I is a party, and the First Surviving Subsidiary shall thereafter exist as a wholly owned subsidiary of the Company and the separate corporate existence of Merger Sub I shall cease to exist.

(b) At the Second Effective Time and upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Cayman Act and the Merger Filing Documents, the First Surviving Subsidiary will be merged with and into Merger Sub II, whereupon the separate existence of the First Surviving Subsidiary will cease, and Merger Sub II will survive the Merger as a wholly owned Subsidiary of the Company (the surviving entity in the Second Merger, the “Second Surviving Subsidiary”). At the Second Effective Time, the Second Merger shall have the effects provided in this Agreement, the Merger Filing Documents and as specified by the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of the First Surviving Subsidiary and Merger Sub II shall vest in and become the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of the Second Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Second Surviving Subsidiary of any and all agreements, covenants, duties and obligations of the First Surviving Subsidiary and Merger Sub II set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub II is a party, and the Second Surviving Subsidiary shall thereafter exist as a wholly owned Subsidiary of the Company and the separate corporate existence of the First Surviving Subsidiary shall cease to exist.

Section 1.2. Closing. On the date which is three (3) Business Days after the first date on which all conditions set forth in Article VII that are required hereunder to be satisfied on or prior to the Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by SPAC and the Company in writing, the consummation of the Mergers and the closing of the Transaction contemplated by this Agreement (the “Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 10.9. The date on which the Closing actually takes place is referred to as the “Closing Date.” Prior to the First Effective Time, the Investors and the Company shall consummate the Private Placement in accordance with the applicable Subscription Agreements.

Section 1.3. Effective Time.

(a) Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company, SPAC and Merger Sub I shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Merger substantially in the form attached hereto as Exhibit H-1 (the “First Plan of Merger”), and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the First Merger effective (collectively, the “First Merger Filing Documents”). The First Merger shall become effective at the time when the First Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or at such later time permitted by the Cayman Act as may be agreed by the Company, Merger Sub I and SPAC in writing and specified in the First Plan of Merger (the “First Effective Time”).

(b) Upon the terms and subject to the provisions of this Agreement, immediately following the consummation of the First Merger at the First Effective Time, the Company, the First Surviving Subsidiary and Merger Sub II shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Merger substantially in the form attached hereto as Exhibit H-2 (the “Second Plan of Merger” and, collectively with the First Plan of Merger, the “Plans of Merger”), and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Second Merger effective (collectively, the “Second Merger Filing Documents” and, collectively with the First Merger Filing Documents, the “Merger Filing Documents”). The Second Merger shall become effective at the time when the Second Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or at such later time permitted by the Cayman Act as may be agreed by the Company, Merger Sub II and the First Surviving Subsidiary in writing and specified in the Second Plan of Merger (the “Second Effective Time”).

Section 1.4. Organizational Documents of the Surviving Subsidiary. At the First Effective Time, the memorandum and articles of association of SPAC, as in effect immediately prior to the First Effective Time, shall be the memorandum and articles of association of the First Surviving Subsidiary with such changes as are necessary to reflect the name of the First Surviving Subsidiary as determined by the Parties. At the Second Effective Time, the memorandum and articles of association of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be the memorandum and articles of association of the Second Surviving Subsidiary with such changes as are necessary to reflect the name of the Second Surviving Subsidiary as determined by the Parties (the “Surviving Subsidiary Charter”), and shall be the memorandum and articles of association of the Second Surviving Subsidiary until thereafter amended in accordance with the terms thereof and the Cayman Act.

Section 1.5. Directors and Officers of the Surviving Subsidiary. At the First Effective Time, the board of directors and officers of SPAC immediately prior to the First Effective Time shall be the initial board of directors and officers of the First Surviving Subsidiary, each to hold office in accordance with the Organizational Documents of the First Surviving Subsidiary. At the Second Effective Time, the board of directors and officers of the First Surviving Subsidiary and Merger Sub II shall cease to hold office, and the board of directors and officers of the Second Surviving Subsidiary shall be appointed as determined by the Company, each to hold office in accordance with the Surviving Subsidiary Charter, until they are removed or resign, each in accordance with the Surviving Subsidiary Charter, or until their respective successors are duly elected or appointed and qualified.

Section 1.6. Intended Tax Treatment. Each of the Parties agree that the Mergers are intended to qualify for the Intended Tax Treatment. None of the Parties shall take (or permit any of their respective Affiliates to take) any Tax position inconsistent with the Intended Tax Treatment on any Tax Return, in connection with any Tax proceeding, or otherwise, in each case, except to the extent (i) there is not substantial authority for the Intended Tax Treatment, (ii) agreed to in writing by the Parties, or (iii) required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Law).

Section 1.7. Subsequent Actions.

(a) If at any time after the First Effective Time any further action is necessary or desirable to vest, perfect or confirm of record in the First Surviving Subsidiary all the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of SPAC and Merger Sub I, or to carry out the purposes of this Agreement, the officers and directors of the Company and the First Surviving Subsidiary are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(b) If at any time after the Second Effective Time any further action is necessary or desirable to vest, perfect or confirm of record in the Second Surviving Subsidiary all the property, rights, privileges, agreements, powers, franchises, Liabilities and duties of the First Surviving Subsidiary and Merger Sub II, or to carry out the purposes of this Agreement, the officers and directors of the Company and the Second Surviving Subsidiary are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II

EFFECT OF THE MERGER

Section 2.1. Effect on Issued Securities of SPAC, Merger Sub I and Merger Sub II. At the Closing, following the effectiveness of the Recapitalization, by virtue of and as part of the agreed consideration for the Mergers and without any further action on the part of any Party or the holders of any securities of SPAC, Merger Sub I or Merger Sub II:

(a) SPAC Units. Immediately prior to the First Effective Time, each SPAC Unit then issued and outstanding shall be automatically detached and the holder thereof shall be deemed to hold as of such time immediately prior to the First Effective Time one SPAC Ordinary Share and one-half of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit (the “Unit Separation”); provided that no fractional SPAC Warrants will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Warrant upon the Unit Separation, the number of SPAC Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SPAC Warrants. At the First Effective Time, by virtue of the First Merger, the underlying SPAC Ordinary Shares and SPAC Warrants held (or deemed to be held following the Unit Separation) shall be converted in accordance with the applicable terms of this Section 2.1.

(b) SPAC Ordinary Shares. Immediately following the Unit Separation, at the First Effective Time, each SPAC Ordinary Share issued and outstanding immediately prior to the First Effective Time (other than any (i) securities referred to in Section 2.1(d) and (ii) Redeeming SPAC Shares which, for the avoidance of doubt, are addressed in Section 2.1(g)) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable letter of transmittal (if any) in accordance with Section 2.3(b), one newly issued Company Ordinary Share. As of the First Effective Time, each SPAC Shareholder shall cease to have any other rights in and to such SPAC Ordinary Shares, except as expressly provided herein.

(c) Exchange of SPAC Warrants. Immediately following the Unit Separation, at the First Effective Time, each whole SPAC Warrant outstanding immediately prior to the First Effective Time shall cease to be a warrant with respect to SPAC Ordinary Shares and be assumed by the Company and converted into a warrant to purchase one Company Ordinary Share (each, a “Company Warrant”). Each Company Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the First Effective Time (including with respect to the exercise price and any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Warrant Agreement.

(d) SPAC Treasury Shares. Notwithstanding anything to the contrary contained herein, each SPAC Share and any other capital stock of SPAC (i) that are owned by SPAC as treasury shares, (ii) owned by any direct or indirect wholly owned Subsidiary of SPAC, or (iii) that are issued and outstanding and owned directly or indirectly by the Company, Merger Sub I or Merger Sub II immediately prior to the First Effective Time, shall be automatically cancelled and extinguished without any conversion thereof or payment or other consideration therefore.

(e) Merger Sub I Share. The Merger Sub I Share issued and outstanding immediately prior to the First Effective Time shall continue to exist and constitute the only issued and outstanding share in the capital of the First Surviving Subsidiary.

(f) Merger Sub II Share. The Merger Sub II Share issued and outstanding immediately prior to the Second Effective Time shall continue to exist and constitute the only issued and outstanding share in the capital of the Second Surviving Subsidiary.

(g) Redeeming SPAC Shares. Following the Unit Separation, but prior to the First Effective Time, any Redeeming SPAC Shares, the holder of which validly exercised (and did not validly revoke or withdraw) the SPAC Shareholder Redemption Right, shall be redeemed in accordance with the SPAC Charter and shall not be converted in accordance with the other provisions of this Section 2.1.

Section 2.2. Effect of the Merger on Issued Securities of the Company.

(a) Pre-Closing Recapitalization. Prior to the Closing, and effective immediately prior to the First Effective Time and the transactions described in Section 2.1, the Company shall effect the Recapitalization by virtue of the actions described in this Section 2.2(a):

(i) each Company Preferred Share shall automatically convert into Company Ordinary Shares in accordance with the then-current Company Organizational Documents;

(ii) immediately following the conversion described in Section 2.2(a)(i), each then outstanding Company Ordinary Share, other than Company Ordinary Shares owned by Company (as treasury stock) shall, as a result of the Recapitalization, automatically convert into such number of Company Ordinary Shares equal to the quotient obtained by dividing 39,000,000 by the sum of (A) the number of Company Ordinary Shares then issued and outstanding (including as a result of the aforementioned conversion of Company Preferred Shares) and (B) without duplication, the number of Company Ordinary Shares issuable upon the exercise of all Company Options that either have vested prior to such time or are to vest pursuant to their terms on or prior to September 30, 2022, and taking such quotient to five decimal places, which ratio is referred to as the “Conversion Ratio,” with all fractional Company Ordinary Shares being rounded up to the next higher integral number of Company Ordinary Shares (such that following such Recapitalization, for the avoidance of doubt, the Company Ordinary Shares shall be valued at $10.00 per share based on a $390,000,000 valuation on a partially diluted basis taking into account the Company Options that either have vested prior to, or are to vest pursuant to their terms on or prior to September 30, 2022); and

(iii) as a result of the Recapitalization, each Company Option shall be adjusted in accordance with the Company Stock Plan to reflect the Recapitalization as set forth in this Section 2.2(a) such that each Company Option outstanding immediately prior to (and as part of) the consummation of the Recapitalization shall, without any action on the part of the holder thereof and in accordance with the provisions of the Company Option, become an option to purchase such number of Company Ordinary Shares, in each instance determined by (A) multiplying the number of Company Ordinary Shares issuable upon such exercise of such Company Option by the Conversion Ratio and (B) dividing the exercise price of such Company Option by the Conversion Ratio, with all fractional Company Ordinary Shares being rounded up to the next higher integral number of Company Ordinary Shares.

(b) Company Ordinary Shares. All Company Ordinary Shares outstanding prior to the consummation of the Mergers shall remain outstanding following the consummation of the Mergers and shall in no way be affected by the Mergers.

(c) Company Options. All Company Options outstanding prior to the consummation of the Mergers shall remain outstanding following the consummation of the Mergers and, unless otherwise provided in the applicable award agreement, shall in no way be affected by the Mergers. From and after the First Effective Time and until the Closing, no new awards will be granted under any Company Stock Plan.

Section 2.3. SPAC Securities and Certificates.

(a) Prior to the First Effective Time, the Company and SPAC shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to the Company and SPAC (in such capacity, the “Exchange Agent”), for the purpose of, (i) acting as registrar and transfer agent and keeping the register of members of the Company in accordance with the Cayman Act, including recording the exchanging of each SPAC Share for one Company Ordinary Share and (ii) exchanging each SPAC Warrant on the warrant transfer books of SPAC and the Company immediately prior to the First Effective Time for the Company Warrants issuable in respect of such SPAC Warrants in accordance with the provisions of this Agreement and the Warrant Amendment.

(b) All securities issued upon the surrender of SPAC Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities; provided that any restrictions on the sale and transfer of SPAC Securities prior to the Closing shall also apply from and after the Closing to the Company Ordinary Shares and Company Warrants so issued in exchange. To the extent that such SPAC Securities are represented by physical certificates, the holders of such SPAC Securities will be provided a letter of transmittal to send their certificated SPAC Securities to the transfer agent and warrant agent for the Company Ordinary Shares and Company Warrants, which shall be the same as the transfer agent and warrant agent for SPAC Securities, and such transfer agent or warrant agent will, upon receipt of completed documentation, issue the Company Ordinary Shares and Company Warrants that are issuable in respect of the holder’s SPAC Securities. To the extent that the SPAC Securities are held in book entry, the issuance of Company Ordinary Shares or Company Warrants will automatically be made by the transfer agent and warrant agent.

(c) In the event any certificates shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof such securities, as may be required pursuant to Section 2.1; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificates alleged to have been lost, stolen or destroyed.

(d) If the SPAC Shares Consideration is to be issued to a Person other than the holder of the SPAC Shares in whose name the transferred SPAC Share in book-entry form is registered, it shall be a condition to the issuance of the SPAC Shares Consideration that (i) the recipient of such SPAC Shares Consideration, or the Person in whose name such SPAC Shares Consideration is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable transmittal documents as are reasonably deemed necessary by the Exchange Agent, (ii) such SPAC Shares in book-entry form shall be properly transferred, and (iii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(e) If any SPAC Warrant Consideration is to be issued to a Person other than the holder in whose name the transferred SPAC Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) the recipient of such Company Warrant, or the Person in whose name such Company Warrant is to be issued, shall have already executed and delivered duly executed counterparts to the applicable transmittal documents as are reasonably deemed necessary by the Exchange Agent, (ii) such Company Warrant in book-entry form shall be properly transferred, and (iii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(f) After the First Effective Time, the register of shareholders of SPAC shall be closed, and thereafter there shall be no further registration on the register of shareholders of the First Surviving Subsidiary of transfers of SPAC Shares that were issued and outstanding immediately prior to the First Effective Time.

(g) Any SPAC Securities made available to the Exchange Agent pursuant to this Section 2.3 that remain unclaimed by any holder of SPAC Securities one year after the First Effective Time shall be delivered to the Company or as otherwise instructed by the Company, and any holder of SPAC Securities who has not exchanged his, her or its SPAC Securities for the Merger Consideration in accordance with Section 2.3 prior to that time shall thereafter look only to the Company for the issuance of the Merger Consideration without any interest thereon (but with any dividends paid with respect thereto). None of the Parties or the Second Surviving Subsidiary, or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any Merger Consideration remaining unclaimed by the holders of SPAC Securities immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.4. No Fractional Company Ordinary Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Company Ordinary Share will be issued by virtue of the First Merger or the Transaction, and each Person who would otherwise be entitled to a fraction of a Company Ordinary Share shall instead have the number of Company Ordinary Shares issued to such Person rounded up in the aggregate to the nearest whole Company Ordinary Share.

Section 2.5. Withholding.

(a) Each of SPAC, the Company, Merger Sub I, Merger Sub II, the Exchange Agent, the Israeli Withholding Agent (and each of their respective Affiliates) and any other Person making a payment under this Agreement (each, a “Payor”) shall only be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under any applicable Law relating to Taxes. To the extent that amounts are so withheld and remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Each Payor shall use commercially reasonable efforts to notify any Person to whom amounts would otherwise be payable of any amounts that it intends to deduct and withhold prior to the payment with respect to which such amounts will be withheld (which notice shall set forth a description of the factual and legal basis for such withholding). The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) to the extent permitted by applicable Law.

(b) Notwithstanding anything to the contrary in Section 2.5(a), with respect to Israeli Taxes:

(i) The consideration payable to each SPAC Shareholder (each, a “Payee”) who holds five percent (5%) or more of the issued and outstanding Equity Securities of SPAC immediately prior to the Closing (on an issued and fully diluted basis and after giving effect to any Redemptions) shall be retained by the Exchange Agent for the benefit of each such Payee for a period of up to one hundred eighty (180) days from the Closing Date or as otherwise requested in writing by the ITA (the “Withholding Drop Date”) (during which time no Payor shall make any payments to any Payee or withhold any amounts for Israeli Taxes from any consideration deliverable pursuant to this Agreement, except as provided below and during which time each Payee may obtain a Valid Certificate). If a Payee delivers to the Israeli Withholding Agent, no later than three (3) Business Days prior to the Withholding Drop Date, with respect to any Payee who holds five percent (5%) or more of the issued and outstanding Equity Securities of SPAC immediately prior to the Closing (on an issued and fully diluted basis and after giving effect to any Redemptions), a Valid Certificate, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Certificate, and the balance of the consideration that is not withheld shall be transferred to such Payee concurrently therewith, subject to any non-Israeli withholding which is applicable to the payment (if any). With respect to any Payee who holds less than five percent (5%) of the issued and outstanding Equity Securities of SPAC immediately prior to the Closing (on an issued and fully diluted basis and after giving effect to any Redemptions), no deduction and withholding of any Israeli Taxes shall be made. If any Payee who holds five percent (5%) or more of the issued and outstanding Equity Securities of SPAC immediately prior to the Closing (on an issued and fully diluted basis and after giving effect to any Redemptions) (i) fails to provide the Israeli Withholding Agent with a Valid Certificate at least three (3) Business Days prior to the Withholding Drop Date, or (ii) submits a written request to the Exchange Agent to release its portion of the consideration prior to the Withholding Drop Date and fails to submit to the Israeli Withholding Agent a Valid Certificate at or before such time, then the amount to be withheld from such Payee’s portion of the consideration shall be calculated according to the applicable withholding rate in accordance with applicable Law as reasonably determined by the Israeli Withholding Agent.

(ii) Notwithstanding anything to the contrary in Section 2.5(b)(i), if, as of the Closing, the Withholding Tax Ruling has been obtained, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Withholding Tax Ruling. For avoidance of doubt, any Payee with respect to whom the Withholding Tax Ruling shall not apply (based on the terms of the Withholding Tax Ruling), shall be subject to withholding of Israeli Taxes pursuant to Section 2.5(b)(i). The Company shall provide SPAC with a reasonable opportunity to review any submissions provided by, or caused to be provided by, the Company to the ITA pursuant to this Section 2.5 and will consider SPAC’s comments to such submissions in good faith.

(iii) To the extent that a Payor is required, pursuant to this Section 2.5(b), to withhold Israeli Taxes from consideration payable to a Payee, such Payee shall provide the Payor with an amount in cash sufficient to satisfy such Israeli Taxes prior to the release of the consideration to such Payee. In the event that the Payee fails to provide the Payor with the full amount in cash necessary to satisfy such Israeli Taxes no later than three (3) Business Days before the Withholding Drop Date (or such earlier date requested by the Payee), the Payor shall be entitled to sell the Payee’s retained Company Shares, Company Options, and Company Warrants (together, “Company Securities”), or any of them, as applicable, to the extent necessary to satisfy the full amount due with regards to such Israeli Taxes, and shall pay over, from the proceeds of such sale, the amount of applicable withholding Taxes required to be paid to the ITA, and shall deliver the balance of the consideration to the applicable Payee. To the extent that the Payor is unable, for whatever reason, to sell the applicable portion of Company Securities required to finance the deduction or withholding requirements, then the Payor shall be entitled to hold all of the Company Securities otherwise deliverable to the applicable Payee until the earlier of: (A) the receipt of a Valid Certificate, fully exempting the Payor from Israeli Tax withholding or receipt of cash amount equal to the Tax that should be withheld by the Payor; or (B) such time when the Payor is able to sell the portion of such Company Securities otherwise deliverable to such Payee that is required to enable the Payor to comply with such applicable deduction or withholding requirements. Any costs or expenses incurred by the Payor in connection with such sale shall be borne by, and deducted from the payment to, the applicable Payee. For the avoidance of doubt, any such sale by a Payor when permitted hereby shall not constitute a violation or breach of or default under this Agreement or any Transaction Document that might otherwise restrict such sale. Each Payee hereby waives, releases and absolutely and forever discharges the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of Company Securities, otherwise deliverable to such Payee in compliance with the withholding requirements under this Section 2.5.

(iv) The Parties will work together reasonably and in good faith to implement the foregoing requirements of this Section 2.5, and may by mutual agreement vary or waive such requirements.

(v) Prior to the First Effective Time, the Company shall designate an Israeli information and withholding agent (the “Israeli Withholding Agent”) to assist in collecting and reviewing any Valid Certificates, and the Company shall enter into an agreement with the Israeli Withholding Agent (which shall include, for avoidance of doubt, an undertaking by the Israeli Withholding Agent as required under Section 6.2.4.3 of the Israeli Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that Includes Consideration that will be Transferred to a Company’s Shareholders at Future Dates)). All Israeli Taxes required to be withheld pursuant to this Section 2.5 shall be remitted to the ITA by the Israeli Withholding Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date of this Agreement (the “Company Disclosure Schedules”) or as otherwise explicitly contemplated by this Agreement, the Company represents and warrants to SPAC as of the date of this Agreement as follows:

Section 3.1. Organization, Good Standing and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Company. Prior to the execution of this Agreement, true and accurate copies of the Company Organizational Documents and the Organizational Documents of the Company’s Subsidiaries, each as in effect as of the date of this Agreement, have been Made Available by or on behalf of the Company to SPAC, such governing documents are in full force and effect, and the Company and each of its Subsidiaries is not in default of any term or provision of such governing documents in any material respect. The Company is not insolvent, bankrupt or unable to pay its debts as and when they become due or in the process of dissolution, liquidation, compulsory administration, recovery or suspension of payments. There is no Action or request pending to declare the Company insolvent, doubtfully solvent or bankrupt.

Section 3.2. Subsidiaries. A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, and holders of Equity Securities, as applicable, is set forth in Section 3.2(a) of the Company Disclosure Schedules. Except for the Company’s Subsidiaries and as set forth in Section 3.2(a) of the Company Disclosure Schedules, the Company does not directly or indirectly own any Equity Securities in, or any interest convertible into or exchangeable or exercisable for any Equity Securities in, any other Person.

Each Subsidiary of the Company has been duly organized and is validly existing and in good standing (to the extent such concept is applicable in such Subsidiary’s jurisdiction of formation) under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted. Each Subsidiary of the Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Subsidiary’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to such Subsidiary. No Subsidiary of the Company is insolvent, bankrupt or unable to pay its debts as and when they become due or in the process of dissolution, liquidation, compulsory administration, recovery or suspension of payments. There is no Action or request pending to declare any Subsidiary of the Company insolvent, doubtfully solvent or bankrupt.

Section 3.3. Capitalization of the Company.

(a) As of the date of this Agreement, the authorized share capital of the Company is $260.94980, comprised of (i) 16,232,651 Company Ordinary Shares par value of $0.00001 per share, of which 2,268,736 Company Ordinary Shares are issued and outstanding, and (ii) 9,862,329 Preferred Shares par value of $0.00001 per share (of which (A) 698,000 shares are designated Series Seed Preferred Shares, of which 698,000 Series Seed Preferred Shares are issued and outstanding, (B) 1,314,285 shares are designated Series A1 Preferred Shares, of which 1,314,285 Series A1 Preferred Shares are issued and outstanding, (C) 264,983 shares are designated Series A2 Preferred Shares, of which 264,983 Series A2 Preferred Shares are issued and outstanding, (D) 2,352,445 shares are designated Series B Preferred Shares, of which 2,352,445 Series B Preferred Shares are issued and outstanding, and (E) 5,232,616 shares are designated Series C Preferred Shares, of which 3,232,616 Series C Preferred Shares are issued and outstanding). Set forth in Section 3.3(a) of the Company Disclosure Schedules is a true and correct list of each holder of Company Shares and the number of Company Shares held by each such holder as of the date hereof. Except as set forth in Section 3.3(a) of the Company Disclosure Schedules, there are no other shares of the Company issued or outstanding as of the date of this Agreement. All of the issued and outstanding Company Shares: (x) have been duly authorized and validly issued and allotted and are fully paid and non-assessable; (y) have been offered, sold and issued by the Company in compliance with applicable Law, including the Cayman Act, and all requirements set forth in (A) the Company Charter and the Investor Rights Agreement and (B) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; and (z) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Company Organizational Documents or any other Contract, in any such case to which the Company is a party or otherwise bound.

(b) Section 3.3(b) of the Company Disclosure Schedules sets forth a true, complete and correct list of each current and former employee, consultant, officer, director and controlling shareholder (as defined under Section 32(9) of the Income Tax Ordinance) of the Company and each of its Subsidiaries who, as of the date of this Agreement, holds a Company Option, including (i) the number of Company Ordinary Shares subject thereto, (ii) the vesting commencement date, vesting schedule (including acceleration provisions) and expiration date thereof, (iii) date of grant, (iv) the exercise price per share (and if applicable, detail of any adjustment amounts (and the basis for such adjustment) related to the exercise price), (v) the Tax route under which the Company Options were granted (and, with respect to any Company Option held by an Israeli Person, a description of whether such Company Option was granted under Section 102 of the Income Tax Ordinance (and under which specific route thereunder) or Section 3(i) of the of the Income Tax Ordinance), and (vi) the name of such holder and classification (individual or entity) and type of engagement (current/former employee, consultant, officer, director or controlling shareholder) of such holder of Company Option on the date of grant (and whether any changes in status occurred thereafter) and title/position of such person. All Company Options outstanding as of the date of this Agreement are evidenced by applicable corporate resolutions and award agreements in substantially the forms previously Made Available to SPAC. To the Knowledge of the Company, there are no extraordinary Taxes or other Liability that may result from any change to any Company Option. With respect to any such Liability, the Company has not agreed, whether orally or in writing, to indemnify any holder of any Company Option.

(c) Subject to Company Shareholder approval, the Company currently intends to reserve a certain number of Company Ordinary Shares for issuance to employees, consultants, officers, directors and controlling shareholders (as defined under Section 32(9) of the Income Tax Ordinance) of the Company and its Subsidiaries upon the issuance of shares or the exercise of Company Options granted under the Company Stock Plan, of which (i) 1,403,065 Company Ordinary Shares will be issuable upon the exercise of outstanding, unexercised Company Options granted under the Company Stock Plan, and (ii) 500,000 Company Ordinary Shares as an initial pool plus a five percent (5%) annual evergreen and any carryover shares that become available during each year due to cancellation, forfeiture or under certain other circumstances with respect to awards made previously under the Company Stock Plan will be available for future grants under a new Company equity incentive plan, in a form acceptable to SPAC, on and after the Closing. For the avoidance of doubt no Company Ordinary Shares shall remain available for future grant under the Company Stock Plan as of the Closing. The number of Company Ordinary Shares reserved under the Company Stock Plan has at all times been sufficient for the Company Options granted thereunder.

(d) The Company Stock Plan (and any amendments thereto, if applicable) have been filed with the ITA as incentive plans governed under Section 102 of the Income Tax Ordinance for grant of options through a trustee and have either been approved by the ITA as such or deemed approved by passage of time without objection by, the ITA. The Company is in compliance, and in the past has always complied with, and all Company Options issued under the Company Stock Plan have been granted and issued in compliance with, as applicable, the applicable legal requirements of Section 102 of the Income Tax Ordinance (including any other written requirements, circulars, publications and clarifications issued by the ITA from time to time in connection therewith), or Section 3(i) of the Income Tax Ordinance (if applicable), including with respect to the due deposit of

Company Options with the Israeli Trustee pursuant to the terms of Section 102 of the Income Tax Ordinance and any regulation or publication issued by the ITA. Except for the Company Stock Plan, there are no other incentive or award plans of any kind (either of the Company or of any Subsidiary), and no other employee benefit plan is intended to qualify as a capital gain track plan under Section 102 of the Income Tax Ordinance or otherwise. All Company Options which are intended to qualify under Section 102 of the Income Tax Ordinance have been confirmed by the recipients thereof. Each grant of a Company Option is duly authorized by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was executed and timely delivered by each party thereto.

(e) Except as otherwise set forth in Section 3.3(e) of the Company Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of the Company exercisable or exchangeable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or the issuance or sale by the Company of other Equity Securities of the Company, or for the repurchase or redemption by the Company of shares or other Equity Securities of the Company or the value of which is determined by reference to shares or other Equity Securities of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares or other Equity Securities of the Company.

(f) In connection with the Pre-Signing Reorganization, the Company provided notice to holders of the Company Options of the treatment of their Company Options in the Pre-Signing Reorganization and the Company has taken all necessary actions to: (a) obtain any necessary consents, waivers or releases, adopt applicable resolutions, amend the terms of the Company Stock Plan or any outstanding awards and take all other appropriate actions to effectuate the Pre-Signing Reorganization and (b) ensure that after the effectiveness of the Pre-Signing Reorganization, no holder of Company Options (or any beneficiary thereof) nor any other participant in the Company Stock Plan has any right thereunder to acquire any securities of the Company or to receive any payment or benefit with respect to any award previously granted under the Company Stock Plan, except as provided in Section 2.2. Neither the Pre-Signing Reorganization nor the Mergers are intended to be or shall be deemed a “Transaction” (as defined in the Company Stock Plan).

Section 3.4. Capitalization of Subsidiaries.

(a) The outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and allotted, and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold, acquired, issued and allotted in compliance with applicable Law, including federal and state securities Laws, corporate Laws, and foreign exchange Laws, and all requirements set forth in (A) the Organizational Documents of each such Subsidiary, and (B) any other applicable Contracts governing the issuance or allotment of such securities to which such Subsidiary is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of each such Subsidiary or any other Contract, in any such case to which each such Subsidiary is a party or otherwise bound.

(b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedules or as contemplated by this Agreement or the other Transaction Documents, the Company has exclusive and full legal ownership, directly or indirectly through its Subsidiaries, of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Encumbrances other than Permitted Encumbrances.

(c) There are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of any Subsidiary of the Company exercisable or exchangeable for any Equity Securities of such Subsidiary, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance by any such Subsidiary of additional shares, the sale of treasury shares or the issuance or sale by such Subsidiary of other Equity Securities of such Subsidiary, or for the repurchase or redemption by such Subsidiary of shares or other Equity Securities of such Subsidiary the value of which is determined by reference to shares or other Equity Securities of such Subsidiary, and there are no voting trusts, proxies or agreements of any kind which may obligate any such Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 3.5. Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction, subject to obtaining the Required Company Shareholder Approval. The execution and delivery of this Agreement and each Transaction Document to which the Company is a party and the consummation of the Transaction (i) have been duly and validly authorized by the Company Board and (ii) other than the Required Company Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Transaction Document to which it is a party or to consummate the Transaction. On or prior to the date of this Agreement, the Company Board, at a duly called and held meeting, unanimously (A) determined that this Agreement and the Transaction, including the Merger, are in the best interests of the Company in accordance with the Cayman Act, (B) approved and adopted this Agreement, (C) recommended that the Company Shareholders vote in favor of the approval of this Agreement and the other Company Shareholder Approval Matters in accordance with the Cayman Act (the “Company Recommendation”) and (D) directed that this Agreement and the Company Shareholder Approval Matters be submitted to the Company Shareholders for their approval. This Agreement has been, and each Transaction Document to which the Company is a party shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

(b) The Required Company Shareholder Approval constitutes the only approval of holders of Company Shares and other Equity Securities of the Company necessary in connection with execution by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transaction, including the Recapitalization and the Closing.

Section 3.6. Consents; No Conflicts. Assuming the representations and warranties in Article IV are true and correct, except (a) as otherwise set forth in Section 3.6 of the Company Disclosure Schedules, (b) for any approvals required pursuant to Antitrust Laws, (c) for the Required Company Shareholder Approval, (d) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transaction, and (e) for such other filings, notifications, notices, submissions, applications or consents the failure of which to be obtained or made would not, individually or in the aggregate, have, or reasonably be expected to have, a material and adverse impact on the ability of the Company to enter into and perform its obligations under this Agreement, all material filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transaction, in each case on the part of the Company, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect as of the Closing. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is or will be a party by the Company does not, and the consummation by the Company of the Transaction will not, assuming the representations and warranties in Article IV are true and correct, and except for the matters referred to in clauses (a) through (e) of the immediately preceding sentence, (i) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Subsidiary of the Company) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of the Company or any of its Subsidiaries, each as currently in effect, (C) any applicable Law or (D) any Material Contract, or (ii) result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries other than any restrictions under this Agreement, the Company Organizational Documents and Permitted Encumbrances, except in the case of sub-clauses (A), (C), and (D) of clause (i) or clause (ii), as would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 3.7. Compliance with Laws; Consents; Permits.

(a) Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, in the three (3) years prior to the date hereof, (i) the Company and its Subsidiaries are, and have been, in compliance with all applicable Laws; (ii) neither the Company nor any of its Subsidiaries is or has been subject to any actual, pending or, to the Knowledge of the Company, threatened Action with respect to a violation of any applicable Laws; and (iii) neither the Company nor any of its Subsidiaries, to the Knowledge of the Company, is or has been subject to any investigation by or for any Governmental Authority with respect to any violation of any applicable Laws.

(b) In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received any letter or other written communication from, and, to the Knowledge of the Company, there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Required Governmental Authorizations issued to the Company or any of its Subsidiaries or (ii) the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries.

(c) In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries is engaged in any Actions before any Governmental Authority relating to Anti-Corruption Laws, Anti-Money Laundering Laws, Export Control Laws or Sanctions, and to the Knowledge of the Company, no such Action has been threatened in writing.

(d) Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, any employees, agents or any other Persons acting for or on behalf of the Company or any of its Subsidiaries, has at any time in the six (6) years prior to the date hereof made, offered, solicited, accepted, or received any payment or benefits that would be unlawful under any applicable Anti-Corruption Laws.

(e) Neither the Company, any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors or officers, any employees, agents or any other Person acting for or on behalf of the Company or any of its Subsidiaries, has at any time in the three (3) years prior to the date hereof been (i) convicted of or found by a Governmental Authority to have violated any Anti-Corruption Laws, Anti-Money Laundering Laws, Export Control Laws or Sanctions, or (ii) notified that it is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws, Export Control Laws or Sanctions.

(f) Neither the Company, any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors or officers, any employees, agents or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Prohibited Person, and in the five (5) years prior to the date hereof, no Prohibited Person has been given an offer to become an employee, officer, consultant, director or agent of the Company or any of its Subsidiaries at the time such person was a Prohibited Person. None of the Company nor any of its Subsidiaries has at any time in the five (5) years prior to the date hereof conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person or otherwise violated Sanctions or Export Control Laws.

(g) Except as would not be material to the business of the Company or any of its Subsidiaries, as applicable, the Company and each of its Subsidiaries has all approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted in all respects, and such Material Permits are in effect and have been complied with in all material respects. Neither the Company nor any of its Subsidiaries has received any written notice that any Governmental Authority that has issued any Material Permit intends to suspend, cancel, terminate, or not renew any such Material Permit, except to the extent such Material Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the Transaction or may be terminated in the ordinary and usual course of a reissuance or replacement process.

Section 3.8. Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries have been filed within the requisite period (taking into account any valid extensions). Such Tax Returns are true, correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All material Taxes due and payable by the Company or any of its Subsidiaries (regardless of whether shown as due on a Tax Return) have been timely paid. The Company and each of its Subsidiaries has withheld and paid over to the appropriate Tax Authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equity holder, creditor or other Person and has otherwise complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(b) Except as set forth on Section 3.8(b) of the Company Disclosure Schedules, (i) no deficiencies for any material amount against the Company or any of its Subsidiaries have been asserted, claimed, proposed or assessed in writing by any Tax Authority that remain unpaid; (ii) no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending or has been made in the preceding three (3) years, with respect to any Tax Returns or any Taxes of the Company or any of its Subsidiaries has been received from any Tax Authority; and (iii) no dispute or assessment relating to any Tax Returns or any Taxes of the Company or any of its Subsidiaries with any Tax Authority is currently outstanding.

(c) No material claim has been made by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, which such claim is currently outstanding.

(d) There are no Encumbrances for material Taxes (other than Encumbrances for Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries.

(e) Except as set forth on Section 3.8(e) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, unitary or similar Tax group or otherwise has any liability for the Taxes of any Person (other than the Company or a Subsidiary of the Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f) Except as set forth on Section 3.8(f) of the Company Disclosure Schedules, the Company and each of its Subsidiaries has complied in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority.

(g) The Company and each of its Subsidiaries is in compliance with all terms and conditions of any Tax incentive, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority applicable to the Company or any of its Subsidiaries, and the consummation of the Transaction will not have any material adverse effect on the continued validity and effectiveness of any such Tax incentive, exemption, holiday or other Tax reduction agreement or order.

(h) Neither the Company nor any of its Subsidiaries has been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. Law.

(i) Except as set forth on Section 3.8(i) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. Except as set forth on Section 3.8(i) of the Company Disclosure Schedules, each Subsidiary is a Tax resident only in its jurisdiction of formation.

(j) For U.S. federal income Tax purposes, the Company is, and has been since the effective date of its formation, classified as an association taxable as a corporation. Neither the Company nor any of its Subsidiaries has taken any action (or permitted any action to be taken) that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(k) The Company is not, and has never been, a passive foreign investment company, as defined under Sections 1291 and 1298 of the Code (with respect to the current year, as determined assuming the taxable year of the Company ends at the end of the day immediately prior to the Closing Date).

(l) Except as set forth on Section 3.8(l) of the Company Disclosure Schedules, to the extent any of the Company’s Subsidiaries is required to be registered for purposes of Israeli value added Tax (“VAT”), such Subsidiary is duly registered and has complied with all requirements concerning Israeli VAT. Each such Subsidiary (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) if and to the extent applicable, has collected and timely remitted to the relevant Tax Authority all output VAT which it is required to collect and remit, to the extent required under any applicable Law, and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law. Except as set forth on Section 3.8(l) of the Company Disclosure Schedules, neither the Company nor any non-Israeli Subsidiary is required to register in Israel for Israeli VAT purposes. To the extent the Company or any of its Subsidiaries is required to register for VAT under the Laws of any country other than Israel, the Company and each Subsidiary has so registered and has collected and paid over to the applicable Tax Authority all VAT required to be collected and paid over.

(m) Except as set forth on Section 3.8(m) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is benefiting (or has benefited) from any grants, exemption, Tax holiday, reduced Tax rates or accelerated depreciation under the Israeli Capital Investment Encouragement Law – 1959, including but not limited to Preferred Technological Enterprise, Preferred Enterprise, Benefitted Enterprise and Approved Enterprise Status.

(n) The Company and each of its Subsidiaries has not performed or was part of any action or transaction that is classified as a (i) “reportable transaction” under Section 131(g) of the Income Tax Ordinance, (ii) a “reportable opinion” under Sections 131D of the Income Tax Ordinance, or (iii) a “reportable position” under Section 131E of the Income Tax Ordinance.

(o) Except as set forth on Section 3.8(o) of the Company Disclosure Schedules, each equity incentive plan that is intended to qualify as a capital gains route plan under Section 102 of the Income Tax Ordinance has received a favorable determination or approval letter from the ITA or is otherwise deemed approved by passage of time without objection by the ITA.

(p) The Company and each of its Subsidiaries has complied with all terms and conditions in each Tax ruling or pre-ruling it is a party to with any Tax Authority and the Company and each of its Subsidiaries has provided to the applicable Tax Authority the full and accurate factual background with respect to such Tax rulings or pre-rulings. None of the Company or any of the Company’s Subsidiaries, or to the Knowledge of the Company, the Company’s Shareholders, has taken any action or engaged in any transaction, or is aware of any fact or circumstance, which could reasonably be considered to be a breach of a Tax ruling or pre ruling, which such breach could reasonably be expected to trigger adverse Tax implications to the Company, the Company’s Shareholders or any of the Company’s Subsidiaries.

(q) Except as set forth in Section 3.8(q) of the Company Disclosure Schedules, the Company has not requested any private letter ruling, technical advice memorandum, closing agreement, settlement agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, which such request is currently outstanding.

(r) For the two (2) years prior to the date hereof, the Company was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

Section 3.9. Financial Statements.

(a) The Company has Made Available to SPAC true and complete copies of the audited consolidated balance sheet of Freightos HK and its Subsidiaries as of December 31, 2019, December 31, 2020, and December 31, 2021, and the related audited consolidated statements of income and profit and loss, and cash flows, for the fiscal years then ended (the “Audited Financial Statements”), together with the auditor’s reports thereon (which for the avoidance of doubt were not prepared in accordance with the standards of the PCAOB). The Audited Financial Statements (i) were prepared in accordance with the books and records of Freightos HK and its Subsidiaries, (ii) fairly present, in all material respects, the financial condition and the results of operations and cash flow of Freightos HK and its Subsidiaries on a consolidated basis as of the dates indicated therein and for the periods indicated therein (except as may be indicated in the notes thereto and subject to the absence of footnotes), (iii) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (iv) when delivered by the Company for inclusion in the Registration Statement for filing with the SEC, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the Company, Regulation S-X).

(b) The Company has also Made Available to SPAC true and complete copies of the unaudited consolidated balance sheet of Freightos HK and its Subsidiaries as of March 31, 2022, and the related unaudited consolidated statements of income and profit and loss, and cash flows for the three-month period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Freightos HK Financial Statements” (which for the avoidance of doubt were not prepared in accordance with the standards of the PCAOB)). The Interim Financial Statements (i) were prepared in accordance with the books and records of Freightos HK and its Subsidiaries, (ii) truly and fairly present, in all material respects, the financial condition and the results of operations and cash flow of Freightos HK and its Subsidiaries on a consolidated basis as of the dates indicated therein and for the periods indicated therein (except as may be indicated in the notes thereto and subject to normal year-end adjustment and the absence of footnotes), and (iii) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to year-end adjustments and the absence of footnotes).

(c) The Company and its Subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Since December 31, 2021, none of the Company’s directors, or the directors of any of the Company’s Subsidiaries, has been made aware in writing of (i) any fraud that involves the Company’s or any of its Subsidiaries’ management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries, or (ii) any allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in any material questionable accounting or auditing practices that violate applicable Law. Since December 31, 2021, no attorney or auditor representing the Company or any of its Subsidiaries, whether or not employed by the Company or any such Subsidiaries, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company or any of its Subsidiaries to the Company Board, any board of directors of any Subsidiary, or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

Section 3.10. Absence of Changes. Except as set forth on Section 3.10 of the Company Disclosure Schedules, since December 31, 2021, (a) to the date of this Agreement the Company and its Subsidiaries have operated their business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course, and (b) there has not been any occurrence of any Company Material Adverse Effect.

Section 3.11. Actions. There is no Action in excess of Fifty Thousand Dollars ($50,000) pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, or any of their respective directors or officers (in their capacity as such). There is no material judgment or award unsatisfied against the Company or any of its Subsidiaries, nor is there any Governmental Order in effect and binding on the Company or any of its Subsidiaries or their respective directors or officers (in their capacity as such) or assets or properties. With respect to the Company and each of the Subsidiaries, no Order has been made, petition presented and received, resolution passed or meeting convened for the purpose of considering a resolution for the winding up or voluntary liquidation and dissolution of the Company or any of its Subsidiaries or the establishment of a liquidation group of the Company or any of its Subsidiaries, no liquidator, receiver, restructuring officer, inspector or administrator has been appointed for the Company or any of its Subsidiaries nor have any steps taken to appoint a liquidator, receiver, restructuring officer, inspector or administrator, and there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning the Company or any of its Subsidiaries.

Section 3.12. Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities, except for Liabilities (a) set forth in the Freightos HK Financial Statements, (b) incurred since December 31, 2021 in the Ordinary Course, (c) set forth in Section 3.12 of the Company Disclosure Schedules, or (d) which would not be material to the business of the Company and its Subsidiaries, taken as a whole.

Section 3.13. Material Contracts and Commitments.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedules, Neither the Company nor any of its Subsidiaries is a party to or otherwise obligated under any of the following (each, a “Material Contract” and collectively, “Material Contracts”):

(i) any Contract with a Related Party (other than those entered into pursuant to any Benefit Plan, any Contract disclosed in response to Section 3.13(a)(iv) and equity agreements and arrangements entered into by the Company or any Company Subsidiary);

(ii) any Contract for Leased Real Property (each, a “Company Lease”);

(iii) any agreement granting to another Person any power of attorney (whether revocable or irrevocable) or the authority to act for or on behalf of the Company or any of its Subsidiaries;

(iv) any Contract for the employment of any employee or engagement of any individual service provider (A) that, for employees, cannot be terminated by the Company or any of its Subsidiaries, as applicable, on an at-will basis or without prior notice and, for service providers, cannot be terminated by the Company or any of its Subsidiaries, as applicable, on less than sixty (60) days’ notice and (B) provides for annual payments in excess of $200,000;

(v) except for any Indebtedness owed by the Company or any Company Subsidiary to the Company or any other Company Subsidiary, any Contracts evidencing Indebtedness for borrowed money in an amount greater than $1,000,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any Person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary;

(vi) any Contract providing for the disposition, merger or similar transaction of any significant portion of the assets, business or Equity Securities of the Company or its Subsidiaries (other than sales of products in the Ordinary Course and this Agreement) or any Contract providing for the acquisition, merger, or similar transaction by the Company or any of its Subsidiaries of the assets, business or Equity Securities of any other Person (other than purchases of immaterial operating assets in the Ordinary Course) in each case to the extent either (A) entered into after January 1, 2019 or (B) pursuant to or in connection with which the Company is subject to any ongoing obligation or Liability;

(vii) any Contract that is a waiver, compromise, or settlement of any dispute, claim, litigation or arbitration with an amount greater than $100,000;

(viii) any Contract which grants a right of first refusal, right of first offer or similar right with respect to any properties, assets or businesses of the Company and its Subsidiaries;

(ix) any Contract that contains a “most favored nation” clause by the Company or one of its Subsidiaries in favor of a third party;

(x) any Contract containing covenants of the Company or any of its Subsidiaries (A) prohibiting or limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any line of business in any material respect, or (B) prohibiting or restricting the Company’s or any Subsidiaries’ ability to conduct their respective business with any Person in any geographic area;

(xi) any Contract with a Major Customer;

(xii) any Contract with a Major Supplier;

(xiii) any Contract with any Governmental Authority;

(xiv) any Contract concerning the operation or establishment of a joint venture, strategic alliance, partnership, or similar arrangement;

(xv) any Contract (other than those entered into pursuant to the Pre-Signing Reorganization or Pre-Closing Restructuring) relating to any winding up, liquidation, dissolution, restructuring, recapitalization or reorganization of the Company or any of its Subsidiaries;

(xvi) any Contract (A) containing a license, sublicense, grant of other rights, creation, development, or acquisition of Intellectual Property to or from the Company or one of its Subsidiaries, (B) in which the Company or any of its Subsidiaries is restricted in, or obligated with respect to or has restricted or obligated another party with respect to, assignment, use, prosecution, maintenance or enforcement of any Intellectual Property owned by the Company or one of its Subsidiaries, or (C) pursuant to which the Company or any of its Subsidiaries settled any dispute or released or was released from any claim of infringement, misappropriation or other violation of Intellectual Property, in each case, other than (x) non-exclusive end user licenses of commercially-available, off-the-shelf Software used solely for the Company or any of its Subsidiaries’ internal use with a total annual cost of less than $150,000, (y) non-exclusive licenses of Intellectual Property to a customer of the Company or any of its Subsidiaries granted in the Ordinary Course, and (z) assignments of Intellectual Property to the Company or any of its Subsidiaries under Contracts with their employees entered into in the Ordinary Course and containing Intellectual Property assignment and confidentiality provisions; or

(xvii) any collective bargaining agreement, neutrality agreement, labor agreement or other Contract of any kind with a Union with respect to any of the employees of the Company or any of its Subsidiaries.

(b) Prior to the date hereof, the Company has Made Available to SPAC correct, complete, and current copies of all Material Contracts (including any material amendments to or modifications thereof) and a written description of each Material Contract that is an oral agreement or arrangement, and none of such Material Contracts has been modified or amended in any material respect.

(c) Each of the Material Contracts to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary is otherwise obligated or any of its assets or properties bound is a valid, binding and enforceable obligation of the Company or such Subsidiary, as applicable and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms and conditions. Except as set forth on Section 3.13(c) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has received any written, or to the Knowledge of the Company, oral notice of any intention by any counterparty thereto to (i) terminate, (ii) elect not to renew, or (iii) materially change the scope of rights under or materially decrease services or supplies to, or usage of the services or products of the Company or any of its Subsidiaries under any such Material Contract. Except as set forth on Section 3.13(c) of the Company Disclosure Schedules, during the last twelve (12) months, no Major Customer or Major Supplier has (A) materially decreased its usage or purchase of the products or services of the Company or any of its Subsidiaries, (B) refused to pay any amount due to the Company or any of its Subsidiaries or exercised any remedy against the Company or any Subsidiary, or (C) been engaged in any dispute or action for non-fulfilment with the Company or any Subsidiary.

Section 3.14. Title to Assets; Sufficiency.

(a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedules, Permitted Encumbrances, and as would not be reasonably expected to materially and adversely impact the Company, taken as a whole, the Company and its Subsidiaries have good and marketable title to and sole and exclusive ownership of all right title and interest in and to (i) all of the assets reflected as being owned by Freightos HK or its Subsidiaries on the Audited Financial Statements for the period ended December 31, 2021, and (ii) all other real, personal, and other property, tangible and intangible, owned by the Company and its Subsidiaries or used by the Company and its Subsidiaries, other than (A) any property or assets leased to the Company or its Subsidiaries or (B) Intellectual Property licensed to the Company or its Subsidiaries (collectively, the “Assets” and, together with the Leased Real Property, the “Property”).

(b) The Property constitutes all material property and property rights used in the conduct of the business of the Company and its Subsidiaries as currently conducted. There exists no condition, restriction or reservation affecting the title to or utility of such Property which would prevent the Company or any of its Subsidiaries from utilizing such Property after the Closing except as would not be reasonably expected to materially and adversely impact the Company, taken as a whole. Upon the Closing, the Company or the applicable Subsidiary shall continue to be vested with good title to, or a valid leasehold interest or license right interest in its Property. Neither the execution or delivery of this Agreement or any of the Transaction Documents to which the Company is a party nor the consummation of the Transaction (either alone or in combination with another Event) would (i) adversely affect the validity of any lease agreement or license agreement to which the Company or any of its Subsidiaries is a party or the leasehold rights of the Company or any of its Subsidiaries thereunder, or (ii) require any consent or notification requirements under any such agreement.

(c) All of the tangible Property, whether owned or leased, has been maintained in accordance with normal industry practice, is in good operating condition and good repair (subject to ordinary and normal wear and tear), and is free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations except as would not be reasonably expected to materially and adversely impact the Company, taken as a whole.

Section 3.15. Real Property. Section 3.15 of the Company Disclosure Schedules contains a complete and accurate list as of the date of this Agreement of all premises currently leased or subleased by the Company or any of its Subsidiaries for the operation of the business of the Company or such Subsidiary (the “Leased Real Property”), as well as the current annual rent and term for such Leased Real Property. Neither the Company nor any Subsidiary owns or has ever owned any real property.

Section 3.16. Intellectual Property Rights.

(a) Section 3.16(a) of the Company Disclosure Schedules sets forth (i) a true, complete and accurate list of all Registered IP and (ii) a true, complete and accurate list of all material software included in the Owned IP and incorporated in any Company Products. Section 3.16(a) of the Company Disclosure Schedules accurately summarizes, where applicable, the following for each item of Registered IP: patent number, application number, registration number, filing date, date of issuance, applicant, owner(s), mark or name and country of origin. Either the Company or its applicable Subsidiary has taken steps necessary to make required filings and registrations (and corresponding payments of fees therefor) to Governmental Authorities in connection with patents, registrations and applications for each material item of Registered IP listed or required to be listed on Section 3.16(a) of the Company Disclosure Schedules. Each item of material Owned IP is subsisting and, to the Knowledge of the Company, valid and enforceable and no rights in any such Owned IP have been abandoned or allowed to enter the public domain. Except as set forth in Section 3.16(a) of the Company Disclosure Schedules, the Company and its Subsidiaries exclusively own and possess all right, title and interest in and to all Owned IP, including each item of Registered IP, free and clear of any Encumbrances. The Company and its Subsidiaries have a sufficient right to use all other material Company IP pursuant to a valid and enforceable license or other right (in relation to which there is no current material dispute, neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any counterparty thereto is in breach, and all relevant payments are up to date), in each case, in the manner in which such Company IP is currently used in their respective businesses. The Company IP constitutes all Intellectual Property used in and material to or otherwise necessary for the continued conduct of the business of the Company and its Subsidiaries after the Closing as conducted prior to the Closing. The consummation of the Transaction will not, and will not give any other Person the right or option to, alter, impair, Encumber or extinguish any rights of the Company or any Subsidiary in any Owned IP or other material Company IP or otherwise affect utility of or prevent the Company and its Subsidiaries from enforcing or exploiting any of their rights with respect to Owned IP or material Company IP after the Closing to substantially the same extent and on the same terms as if the Transaction did not take place.

(b) No funding, facilities or personnel of any Governmental Authority, university, military, educational institution, research center, or other institution or organization have been used, directly or indirectly, to develop or create (including to conceive or first reduce to practice), in whole or in part, any Owned IP in a manner that would give such Governmental Authority, university, military, educational institution, research center, or other institution or organization any license or other right or interest in or to such Owned IP. No Owned IP is or has been subject to any Order that restricts, impairs, or otherwise imposes any obligation with respect to the validity, enforceability, disclosure, use, enforcement, prosecution, maintenance, transfer, licensing, or other exploitation of such Owned IP.

(c) To the Knowledge of the Company, none of: (i) the Company or any of its Subsidiaries, (ii) the operation of the business of the Company and its Subsidiaries, or (iii) the Company Products or the making, using, having made, offering for sale, selling, provision, development or other exploitation of Company Products, violates, infringes, dilutes or misappropriates, or in the six (6) years prior to the date hereof has violated, infringed, diluted or misappropriated any Intellectual Property of any Person, nor has the Company or any of its Subsidiaries received in the six (6) years prior to the date hereof any written notice, request for indemnification or threat relating to any of the foregoing (including in the form of any offer or request to license any Intellectual Property). No Action alleging misappropriation, infringement, dilution or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person or contesting the validity, ownership, use, registrability or enforceability of any of the Owned IP or the Company’s or any Subsidiary’s rights to use any Owned IP is or during the six (6) years prior to the date hereof has been pending or threatened in writing against the Company or any of its Subsidiaries. To the Knowledge of the Company, no Person is violating, infringing, diluting, or misappropriating or, in the six (6) years prior to the date hereof, has violated, infringed, diluted, misused or misappropriated any Owned IP. During the six (6) years prior to the date hereof, neither the Company nor any of its Subsidiaries has given any written notice to any Person alleging any violation, infringement, dilution or misappropriation of any Owned IP or contesting the validity, ownership, use, registrability or enforceability of any Intellectual Property of any Person, and no Actions relating to the same are or have been pending during the six (6) years prior to the date hereof or threatened in writing by the Company or any of its Subsidiaries.

(d) The Company and its Subsidiaries possess all source code and materials that constitutes Owned IP which are necessary to compile and operate the Company Products as currently compiled and operated by the Company and its Subsidiaries, and documentation therefor is sufficient to enable a programmer of reasonable skill and competence to understand, analyze, modify, and support such Company Products. Neither the Company nor any of its Subsidiaries have disclosed, delivered, licensed or otherwise made available any source code of any Company Product or that is otherwise included in Owned IP to any Person, other than to Persons performing obligations for or on behalf of the Company and its Subsidiaries who have executed or otherwise are subject to a valid and enforceable agreements providing for restrictions on use of, and the nondisclosure of, the source code. The Company and its Subsidiaries do not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code included in Owned IP to any Person. No Event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code included in Owned IP to any Person. The Company and its Subsidiaries own or have the right to use and exploit, and after Closing, the Company and its Subsidiaries will continue to own or have the right to exploit, each item of the Software used or exploited by or on behalf of the Company or its Subsidiaries in substantially the same manner and to the same extent as it was used and exploited by or on behalf of the Company and its Subsidiaries prior to the Closing.

(e) The Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect all Owned IP, including to effect and maintain ownership, validity and enforceability of all Owned IP, and to protect their rights in and perform their obligations in respect of all other Company IP. All Persons who have participated in the conception or development of any Owned IP embodied in the Company Products or who have otherwise contributed, developed or conceived any Intellectual Property for or on behalf of the Company or any of its Subsidiaries, have done so pursuant to a valid and enforceable agreement that protects the trade secrets and material confidential information of the Company and its Subsidiaries and presently assigns to the applicable Company or Subsidiary exclusive ownership of the Person’s contribution, development and conception, or with respect to consultants, contractors and other vendors of the Company or any of its Subsidiaries grants the Company and its Subsidiaries a valid and enforceable license to use, such Intellectual Property, and no such Person is in breach or other violation of such Person’s obligations under any such agreement. Neither the Company nor any of its Subsidiaries has disclosed any trade secrets constituting Owned IP or any material confidential Company IP to any Person other than pursuant to a valid and enforceable agreement providing for restrictions on use of, and the nondisclosure of, such trade secrets and confidential information. During the six (6) years prior to the date hereof, no Persons who have contributed, developed or conceived any Owned IP have made or threatened in writing any claims with respect to any Owned IP. No Company Product is derived from, includes, or embodies any Intellectual Property created by any current or former employee of the Company or any Subsidiary that is not Owned IP, and neither the Company nor any of its Subsidiaries uses or otherwise employs any Intellectual Property created by any of its current or former employees that is not Owned IP. Neither the Company nor any Subsidiary uses or employs in the conduct of their respective business as currently conducted or proposed to be conducted (including in connection with the sale, license or other provision of Company Products) any Intellectual Property developed by the Company or a Subsidiary for a customer (or otherwise provided by the Company or a Subsidiary to such customer) that the Company or a Subsidiary has assigned or is obligated to assign to such customer.

(f) Neither the Company nor any of its Subsidiaries has distributed, embedded, modified, incorporated or otherwise used any Open Source Software in a manner that would (i) grant or purport to grant to any Person any rights to or immunities under any Owned IP, (ii) require the disclosure or distribution of the source code to any Owned IP, (iii) make available the source code to any Owned IP for the purpose of making derivative works, or (iv) require any Owned IP to be distributed or made available at no or minimal charge. The Company and its Subsidiaries have at all times complied in all material respects with all obligations under any license or agreement pursuant to which the Company or any of its Subsidiaries has obtained any right in or to any third party Software, including Open Source Software.

(g) The Company and its Subsidiaries have implemented and maintained commercially reasonable (i) policies and technical, physical and organizational security measures designed to protect the Company Systems, and (ii) business continuity and disaster recovery plans. The Company and its Subsidiaries have taken commercially reasonable steps to safeguard all Company Systems from the introduction of any Software designed to disable any other Software or any computer or system automatically, with the passage of time, under the positive control of any Person, or otherwise, including any back door, time bomb, drop dead device or similar Software, or any Software enabling unauthorized access to or operation of any other Software or any computer or system, including any virus, trojan horse, worm, or other similar Software. There are and for the past six (6) years have been no defects or other technical problems in any of the Company Systems or any Company Products that would prevent the same from functioning in accordance with their specifications and documentation. The Company and its Subsidiaries have not received any material notice alleging any of the foregoing defects or other technical problems. The Company and its Subsidiaries have at all times owned, leased, licensed, or otherwise maintained the valid, legal right to use and exploit all Company Systems, and have at all times obtained and maintained a sufficient number of licenses (whether licensed by seats or otherwise) for their use and exploitation of all Software (and the equivalent resources, including Software as a service) and Company Systems, except where the failure to do so would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have at all times complied with all such licenses in all material respects.

(h) The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain the Owned IP, including the secrecy, confidentiality and value of any Trade Secrets contained therein.

(i) All Company Systems and Company Products have at all times operated in all material respects in accordance with their documentation and specifications (including any documentation or specifications provided to customers and potential customers of the Company and its Subsidiaries). All Company Systems have been maintained in all material respects in accordance with standards set by the manufacturers or otherwise in accordance with reasonable industry standards. During the six (6) years prior to the date of this Agreement, there has been no material failure or other material substandard performance of any Company System.

(j) The Company and its Subsidiaries have a valid right to use, exploit and otherwise Process the Business Data as currently used, exploited and otherwise Processed by and on behalf of the Company and its Subsidiaries and following Closing the Company and its Subsidiaries will continue to have and maintain in all material respects such rights in the same manner and to the same extent as prior to Closing.

Section 3.17. Data Protection.

(a) The Company and each of the Subsidiaries are in compliance with and, in the six (6) years prior to the date hereof, have been in compliance with, all Data Requirements in all material respects. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transaction will not constitute or result in a breach or violation of any of the Data Requirements in any material respect.

(b) The Company and its Subsidiaries have in place privacy policies regarding the collection, use and disclosure of Personal Data in their possession, custody or control, or otherwise held or Processed on their behalf as required by all Data Requirements. To the Knowledge of the Company, no Business Data has been provided to the Company or any of its Subsidiaries by any Person in violation of any Data Requirements or in a manner inconsistent with such Person’s own data or information privacy or security policies. Except as set forth on Section 3.17(b) of the Company Disclosure Schedules, the Company and its Subsidiaries have maintained all registrations, notices, consents, permissions and authorizations required under, and have otherwise maintained compliance in all material respects with all Data Requirements for the Processing of all Business Data by and on behalf of Company and its Subsidiaries. Such registrations, notices, consents, permissions, authorizations, and other rights will not be affected in any way by the consummation of the Transactions and following the Closing the Company and its Subsidiaries will continue to have and maintain registrations, notices, consents, permissions, authorizations, and other rights necessary to Process all Business Data in the same manner and to the same extent the Business Data was Processed by and on behalf of Company and its Subsidiaries prior to Closing.

(c) The policies of the Company and its Subsidiaries regarding the protection, confidentiality, privacy, or security of data or information and the Processing thereof include, and during the six (6) years prior to the date hereof have included, all policies required by all Data Requirements and the Company and its Subsidiaries are and have at all times in the six (6) years prior to the date hereof remained in compliance with all such policies in all material respects. Without limiting the foregoing, the Company and each of the Subsidiaries have at all times in the six (6) years prior to the date hereof maintained and complied with a written information security program including, and have at all times in the six (6) years prior to the date hereof, otherwise taken commercially reasonable technical, physical, and organizational measures designed to safeguard and assure the availability, integrity, security, and confidentiality of all Business Data and Company Systems and designed to protect all Business Data and Company Systems from and against Security Incidents and reasonably anticipated threats or hazards to the security or integrity of the Business Data or Company Systems.

(d) There is no, and has not in the six (6) years prior to the date hereof been any Action, nor has the Company in the past six (6) years been notified in writing of any other dispute, claim, complaint or demand of any kind pending against the Company or any of its Subsidiaries with respect to any breach or violation of any Data Requirement or relating to any Business Data or the Processing thereof. To the Knowledge of the Company, there are no facts or circumstances that are likely to give rise to any such breach or violation or any such Action, dispute, claim, complaint or demand.

(e) Except as set forth on Section 3.17(e) of the Company Disclosure Schedules, there has been no Security Incident in the six (6) years prior to the date hereof. Neither the Company nor any of its Subsidiaries have received any written notice from a vendor engaged in processing Personal Data on behalf of the Company of the occurrence of any Security Incident in the six (6) years prior to the date hereof. In the six (6) years prior to the date hereof, the Company and its Subsidiaries have not notified and, to the Knowledge of the Company, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify any other Person of any Security Incident or any violation of any Data Requirements.

Section 3.18. Labor and Employee Matters.

(a) The Company has provided to SPAC, in each case, as of March 31, 2022: (i) a true and complete list of the Company’s and its Subsidiaries’ employees (pseudonymized to the extent required by applicable Data Requirements); (ii) their dates of employment; (iii) their full-time, part-time or temporary status; (iv) the base compensation of each such employee, including base salary or hourly rate of pay, as applicable, accrued sick leave, accrued recuperation pay, notice period, and vacation days accrued; (v) each such employee’s eligibility for bonus, commissions, social security payments or any other incentive pay or deferred compensation; (vi) the job title or position of each such employee and full-time, part-time or hourly status; (vii) the employing entity and work location of each such employee; (viii) the classification of each such employee as either exempt or non-exempt from the overtime requirements under any applicable Law; (ix) their visa status, if applicable; and (x) the applicable pension plan or social security plans that the employees are enrolled in and social benefits participation (including with respect to whether a managers insurance, pension fund, education fund is maintained with respect to such employee), their respective contribution rates and the salary basis for such contributions; with respect to the Israeli company, whether such employee has been treated as subject to Section 14 Arrangement under the Israeli Severance Pay Law—1963 (“Section 14 Arrangement”) (and, to the extent such employee has been treated as subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary).

(b) Section 3.18(b) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of all of the Company’s and its Subsidiaries’ contractors or consultants who are providing services on an individual basis.

(c) Section 3.18(c) of the Company Disclosure Schedules sets forth a complete and correct list of each Benefit Plan (excluding any Benefit Plan which (x) is terminable without any obligation on the part of the Company or any Subsidiary to make any payments, provide more than sixty (60) days’ prior notice or provide any benefits in connection with such termination, (y) does not contain termination entitlements that exceed applicable statutory minimums or retention, change in control or other transaction-related bonus entitlements, or (z) requires notice in accordance with Law). To the extent applicable with respect to each Benefit Plan, true, correct and complete copies of the most recent documents described below have been delivered or Made Available to SPAC: (i) all plan documents and amendments thereto (or, in the case of unwritten plans, a written description thereof) and any related insurance policies, trust agreements and other funding arrangements; (ii) current summary plan descriptions and any summaries of material modifications; (iii) IRS determination or opinion letter and any outstanding request for a determination letter; (iv) the three (3) most recent annual reports (Form 5500 series) with respect to any Benefit Plan; (v) the most recent financial statements with respect to any Benefit Plan; (vi) all non-routine correspondence received from, the IRS, U.S. Department of Labor, or any other Governmental Authority with respect to any Benefit Plan within the last three (3) years; and (vii) any material administrative agreements with respect to any Benefit Plan, in each case, as of the date of this Agreement.

(d) The Company and each of its Subsidiaries is, and for the five (5) years prior to the date hereof has been, in material compliance with all applicable Law related to labor or employment, including, without limitation, provisions thereof relating to wages and payrolls, bonuses, wage deductions, working hours and resting hours, overtime, working conditions, benefits (including maternity benefits, employee state insurance, gratuity, medical insurance, and other social security benefits), social benefits, recruitment, fixed-term employment contracts, internships, services contracts with temporary employment agencies, subcontracting, retrenchment, retirement, pension, minimum employment and retirement age, equal opportunity, discrimination, termination of employment, leaves of absence, whistle-blowing, harassment, privacy, worker classification, occupational health and safety, wrongful discharge, layoffs or plant closings, immigration, employees provident fund, social security (including having no outstanding debt with respect to Social Security), union organizing and collective bargaining, trade union, compulsory employment insurance, work and residence permits, public holiday and leaves (including leave encashment), anti-sexual harassment Laws and policies, labor disputes, statutory labor or employment reporting and filing obligations and contracting arrangements. There is no pending or, to the Knowledge of the Company, threatened Action relating to the violation of any applicable Law by the Company or any of its Subsidiaries related to labor or employment, including, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage or hour violations, unpaid wages or commissions, wrongful termination or any other employment-related matter arising under applicable Law (including social security and health and safety) filed by any of its current or former employees, directors, officers or individual service providers with any

Governmental Authority or the Company or any of its Subsidiaries and, to the Knowledge of the Company there is no charge or complaint filed by any Governmental Authority against the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with Laws respecting the proper classification for all purposes (including (i) for Tax purposes, (ii) for purposes of minimum wage and overtime and (iii) for purposes of determining eligibility to participate in any statutory and non-statutory Benefit Plan) of all Persons who have performed services for or on behalf of each such entity have properly withheld and paid all applicable Taxes in the past five (5) years in all material respects. The Spanish Subsidiary has not experienced any union organization attempts, material labor disputes or material work stoppage or material slowdowns due to labor disagreements. To the Knowledge of the Company, there is no labor strike, material dispute, material work stoppage or material slowdown pending or threatened against the Spanish Subsidiary.

(e) (i) Each of the Benefit Plans has been operated and administered in accordance with its terms, and is in material compliance with all applicable Law, and all contributions to each such Benefit Plan have been timely made, and, to the Knowledge of the Company, no event, transaction or condition has occurred or exists that would result in any Liability to any of the Company and any of its Subsidiaries under such Benefit Plan; (ii) there is no pending or, to the Knowledge of the Company, threatened Actions involving any Benefit Plan (except for routine claims for benefits payable in the normal operation of any Benefit Plan) and to the Knowledge of the Company, no facts or circumstances exist which could give rise to any such Actions; (iii) no Benefit Plan is under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is contemplated or under consideration; (iv) to the extent applicable, the Company, its Subsidiaries and each Benefit Plan are in compliance with the Patient Protection and Affordable Care Act of 2010 (“PPACA”) or any other applicable Laws, and no Event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Benefit Plan to any Liability for penalties or excise Taxes under Section 4980D or 4980H of the Code or any other provision of the PPACA; and (v) the Company and each of its Subsidiaries, to the extent applicable, is in compliance with all applicable Laws and Contracts relating to its provision of any form of social insurance, and has paid, or made provision for the payment of, all social insurance contributions required under applicable Law and Contracts.

(f) Neither the execution or delivery of any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereunder (either alone or in combination with another event) would reasonably be expected to (i) result in any payment or benefit becoming due or payable to any current or former director, officer, employee, or individual service provider of the Company or any of its Subsidiaries; (ii) increase the amount of compensation or any benefits otherwise payable under any of the Benefit Plans; (iii) result in any acceleration of the time of payment, exercisability, funding or vesting of, or provide any additional rights or benefits with respect to, any compensation or benefits payable to any current or former director, officer, employee or individual service provider of the Company or its Subsidiaries; (iv) limit or restrict the ability of the Company to merge, amend, or terminate any Benefit Plan; or (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(g) Each Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder and under any other applicable regulations. No Company Option or any other grant of equity, equity-based rights, equity derivatives or options to purchase Company equity has been backdated or has been granted with a purchase price that is less than the fair market value of such equity as of the applicable grant date in a jurisdiction in which doing so would be in violation of applicable Law.

(h) The Company and its Subsidiaries do not have any obligation to “gross-up” or otherwise indemnify any individual for any excise Tax imposed under Sections 4999 or 409A of the Code.

(i) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever maintained, contributed to, participated in, sponsored or otherwise had any liability with respect to: (i) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA. No Benefit Plan provides life, health or other welfare benefits to former or retired employees of the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries has any liability or obligation to provide life, medical or other welfare benefits to former or retired employees, other than pursuant to COBRA or applicable Laws which require limited continuation of coverage for such benefits.

(j) All Benefit Plans covering employees outside of the United States (i) have been maintained, operated and funded in accordance with applicable Law (including applicable Tax withholding and reporting requirements and applicable legal filings), (ii) if they are intended to qualify for special Tax treatment, have met all material requirements for such treatment and (iii) if they are intended to be funded or book-reserved, are funded or book reserved based on common actuarial assumptions. To the Knowledge of the Company, no set of circumstances exists and no Event has occurred that would reasonably be expected to result in the Company, any of its Subsidiaries, SPAC, or any such Benefit Plan being required to pay any material Tax or penalty under applicable Law.

(k) Except as set forth on Section 3.18(k) of the Company Disclosure Schedules, the Company and each of its Subsidiaries is not now, and never has been, a party to or bound by any collective bargaining agreement or other Contract, or any duty to bargain, with any Union regarding any employees of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is negotiating any collective bargaining agreement or other Contract with any Union with respect to any employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, (i) there is no effort currently being made or threatened by or on behalf of any Union to organize any employees of the Company or any of its Subsidiaries, and (ii) no Union representation proceeding is pending or threatened before any Governmental Authority. There are no material labor disputes (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. No notice, consent, consultation or bargaining obligations with respect to any employee of the Company or any of its Subsidiaries or any Union will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any extension order (in Hebrew: “Tzavei Harchava”) except for extension orders applicable to all employees in Israel.

(l) The Company and each of its Subsidiaries has been in material compliance, and have been in material compliance for the past four (4) years, with Laws with respect to the authorization of employees to work in their respective jurisdictions.

Section 3.19. Brokers. Except as set forth in Section 3.19 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transaction contemplated based upon arrangements made by and on behalf of the Company or any of its Controlled Affiliates.

Section 3.20. Environmental Matters.

(a) The Company and each of its Subsidiaries is in compliance in all material respects with the applicable Environmental Laws in the respective jurisdictions where they conduct their business, including obtaining and complying in all material respects with all permits, licenses, consents and other authorizations required pursuant to applicable Environmental Laws for the lawful operation of their business as currently conducted. Neither the Company nor any of its Subsidiaries has in the three (3) years prior to the date hereof received any written notice of any actual or alleged material non-compliance with or material liability under Environmental Laws that has not been resolved.

(b) Neither the Company nor any of its Subsidiaries has in the three (3) years prior to the date hereof received any written notice of (i) any actual or alleged material non-compliance with or material liability under Environmental Laws or (ii) any civil, criminal, arbitration or administrative or other legal proceedings or investigations under any Environmental Laws, which are current, pending or threatened.

(c) Neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise agreed by Contract to indemnify any other Person relating to any Liability arising from any Environmental Laws.

Section 3.21. Insurance.

(a) Section 3.21(a) of the Company Disclosure Schedules sets forth a true and accurate list, including, without limitation, the named insured, the name of the issuing issuer, the policy period, premiums, limits and whether the policy is occurrence-based or claims-made, of all insurance policies maintained by, on behalf of or for the benefit of the Company and each of its Subsidiaries or which provides coverage in respect of the business, operations, assets or liabilities of the Company or any of its Subsidiaries, in each case as of the date hereof (the “Insurance Policies”). The Insurance Policies cover such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Company and its Subsidiaries operate and provide coverages as required by applicable Governmental Authorities, applicable Laws and any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound. Each of the Insurance Policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. Neither the Company nor any of its Subsidiaries (a) are in default under any Insurance Policy or (b) has received any notice that any Insurance Policy will be or has been cancelled, terminated or will not be renewed on substantially the same terms as are now in effect.

(b) No circumstances exist that would reasonably be expected to give rise to a claim under any Insurance Policy, and to the Company’s Knowledge, there are no circumstances which might lead to any liability under any Insurance Policy being avoided or rendered unenforceable by the relevant insurers or otherwise materially reduce the amount recoverable under any policy of this type. Section 3.21(b) of the Company Disclosure Schedules contains a list of all pending claims and all claims submitted during the past five (5) years under any Insurance Policy. No insurer has questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim under the Insurance Policies over the past five (5) years. None of the Insurance Policies have had their limits exhausted or materially reduced.

Section 3.22. Company Related Parties. Except as set forth in Section 3.22 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is presently or has engaged in any transactions, including any Contract, with Related Parties (a) that would be required to be disclosed in the Registration Statement or (b) in the past three (3) years (i) providing for the furnishing of services by (other than as officers, directors or employees of the Company or its Subsidiaries), (ii) providing for the rental of Property (including Intellectual Property) from or (iii) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company or its Subsidiaries in the Ordinary Course), any Related Party or any Person in which any Related Party has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Party has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). The Assets do not include any receivable or other obligation from a Related Party, and the Liabilities of the Company and the Subsidiaries do not include any payable or other obligation or commitment to any Related Party.

Section 3.23. Proxy/Registration Statement. The information supplied or to be supplied by the Company, any of its Subsidiaries or their respective Representatives in writing specifically for inclusion in (a) the Registration Statement, (b) any current report on Form 8-K, and in any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange (including the SEC) with respect to the Transaction, or (c) the mailings or other distributions to SPAC Shareholders and/or prospective investors and the Company Shareholders with respect to the Transaction will, when filed, made available, mailed or distributed, or at the time of the Company Shareholders’ Meeting or the SPAC Shareholders’ Meeting, as the case may be, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or their respective Representatives.

Section 3.24. Foreign Private Issuer; Emerging Growth Company. The Company is and shall be at all times commencing from the date thirty (30) days prior to the first filing of the Registration Statement with the SEC through the Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Section 3.25. Private Placement. With respect to the PIPE Investor and assuming the accuracy of the representations set forth in Section 4.18, the PIPE Subscription Agreement with the PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect. There are no other agreements, side letters or arrangements between the Company and any Investor relating to the PIPE Subscription Agreement that could affect in any material respect the obligation of the PIPE Investor to fund the applicable portion of the investment amount set forth in the PIPE Subscription Agreement. To the Knowledge of the Company, no Event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach under any material term or condition of the PIPE Subscription Agreement and, as of the date of this Agreement, the Company does not have a reason to believe that the PIPE Investor will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in the PIPE Subscription Agreement.

Section 3.26. Acknowledgement of No Other Representations or Warranties. The Company acknowledges and agrees that, (a) except for the representations and warranties contained in Article IV or in any Transaction Document, neither SPAC nor any of its Affiliates or Representatives makes or has made, nor is the Company relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning SPAC or any of its businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (b) the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by SPAC or any of its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any Representative of SPAC) except for the representations and warranties expressly set forth in Article IV or in any Transaction Document. Subject to all of the foregoing provisions of this Section 3.26, each of the Company, Merger Sub I, Merger Sub II and SPAC retains all of its rights and remedies with respect to claims based on fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SPAC

Except (a) as set forth in any SPAC SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2 and Section 4.11); (b) as set forth in the disclosure schedules delivered by SPAC to the Company on the date of this Agreement (the “SPAC Disclosure Schedules”) or (c) as otherwise explicitly contemplated by this Agreement, SPAC represents and warrants to the Company as of the date of this Agreement as follows:

Section 4.1. Organization, Good Standing, Corporate Power and Qualification. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted. SPAC is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Subsidiary’s jurisdiction of formation) as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to SPAC. Prior to the execution of this Agreement, a true and correct copy of the SPAC Charter has been made available by or on behalf of SPAC to the Company, the SPAC Charter is in full force and effect, and SPAC is not in default of any term of provision of the SPAC Charter in any material respect. SPAC is not insolvent, bankrupt or unable to pay its debts as and when they are due.

Section 4.2. Capitalization and Voting Rights.

(a) The authorized share capital of SPAC consists of (i) 100,000,000 SPAC Ordinary Shares, and (ii) 1,000,000 SPAC Preference Shares. The issued and outstanding Equity Securities of SPAC are set forth on Section 4.2(a) of the SPAC Disclosure Schedules. There are no issued or outstanding SPAC Preference Shares. All outstanding SPAC Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right, or any similar right under any provision of the Cayman Act, Organizational Documents of SPAC, or any Contract to which SPAC is a party. None of the outstanding SPAC Securities have been issued in violation of any applicable securities Laws in any material respect.

(b) Except as set forth in Section 4.2(b) of the SPAC Disclosure Schedules, and other than the Private Placement, there are no: (i) outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of SPAC exercisable or exchangeable for SPAC Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), (ii) plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other Equity Securities of SPAC, or for the repurchase or redemption by SPAC of shares or other Equity Securities of SPAC or the value of which is determined by reference to shares or other Equity Securities of SPAC, and (iii) there are no voting trusts, proxies or agreements of any kind which may obligate SPAC to issue, purchase, register for sale, redeem or otherwise acquire any SPAC Shares or other Equity Securities of SPAC.

(c) Since the date of formation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed, or otherwise acquired any of its shares, and SPAC’s Board has not authorized any of the forgoing.

Section 4.3. Corporate Structure; Subsidiaries. SPAC has no Subsidiaries and does not own, directly or indirectly, any Equity Securities or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.4. Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction, subject to obtaining the Required SPAC Shareholder Approval. The execution and delivery of this Agreement and each Transaction Document to which SPAC is a party and the consummation of the Transaction (a) have been duly and validly authorized by the SPAC Board and (b) other than the Required SPAC Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Transaction Document to which it is a party or to consummate the Transaction. On or prior to the date of this Agreement, the SPAC Board, at a duly called and held meeting, unanimously (i) determined that this Agreement and the Transaction, including the Merger, are in the best interests of SPAC, (ii) approved and adopted this Agreement, (iii) recommended that the SPAC Shareholders vote in favor of the approval of this Agreement, the Merger and the other SPAC Shareholder Approval Matters (the “SPAC Recommendation”), and (iv) directed that this Agreement and the SPAC Shareholder Approval Matters be submitted to the SPAC Shareholders for their approval. This Agreement has been, and each Transaction Document to which SPAC is a party shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.5. Governmental Approvals. No consent of any Governmental Authority is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement and each Transaction Document to which it is a party or the consummation by SPAC of the Transaction, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the Transaction, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.6. Non-Contravention. The execution and delivery by SPAC of this Agreement and each Transaction Document to which it is a party, the consummation by SPAC of the Transaction, and compliance by SPAC with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Organizational Documents of SPAC, (b) subject to obtaining the consents from or making any filings with the Governmental Authorities referred to in Section 4.5, and the waiting periods referred to therein having expired, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Order or consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract to which SPAC is a party, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.7. Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to SPAC have been filed within the requisite period (taking into account any valid extensions). Such Tax Returns are true, correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All material Taxes due and payable by SPAC (regardless of whether shown as due on a Tax Return) have been timely paid. SPAC has withheld and paid over to the appropriate Tax Authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person, and has otherwise complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(b) No deficiencies for any material amount of Taxes against SPAC have been asserted, claimed, proposed or assessed in writing by any Tax Authority that remain unpaid. No written notice of any action, audit, assessment or other proceeding, in each case that is currently pending or has been made in the preceding three (3) years, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax Authority. No dispute or assessment relating to such Tax Returns or such Taxes with any such Tax Authority is currently outstanding.

(c) No material claim has been made by a Tax Authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction, which such claim is currently outstanding.

(d) There are no Encumbrances for material Taxes (other than Encumbrances for Taxes not yet due and payable) upon the assets of SPAC.

(e) SPAC has not been a member of an affiliated, consolidated, unitary or similar Tax group and otherwise does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Tax Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f) SPAC has not been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. Law.

(g) SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. SPAC is a Tax resident of the Cayman Islands.

(h) For U.S. federal income Tax purposes, SPAC is, and has been since the effective date of its formation, classified as an association taxable as a corporation. SPAC has not taken any action (or permitted any action to be taken), and is not aware of any fact or circumstance, that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment. To the Knowledge of SPAC, no SPAC Shareholder or Investor has entered into, or has any current plan or intention to enter into, any Contract, agreement, commitment or arrangement to dispose of any Company Securities received in the Transaction.

(i) SPAC has not requested any private letter ruling, technical advice memorandum, closing agreement, settlement agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, which such request is currently outstanding.

(j) SPAC is a non-Israeli resident company that has no activities in Israel, and its activity is controlled and managed outside of Israel.

(k) For the two (2) years prior to the date hereof, SPAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

Section 4.8. Financial Statements.

(a) The financial statements of SPAC contained in SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to SPAC, in effect as of the respective dates thereof (including, to the extent applicable to SPAC, Regulation S-X).

(b) SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Except to the extent reflected or reserved against in the SPAC Financial Statements, SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the SPAC Financial Statements, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since SPAC’s formation in the Ordinary Course. SPAC does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act.

(d) Since SPAC’s formation, none of SPAC’s directors has been made aware of (i) any fraud that involves SPAC’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (ii) any allegation, assertion or claim that SPAC has engaged in any material questionable accounting or auditing practices which violate applicable Law.

Section 4.9. Absence of Changes. Since December 31, 2021, (i) to the date of this Agreement, SPAC has operated its business in the Ordinary Course, and (ii) there has not been any SPAC Material Adverse Effect.

Section 4.10. Actions. (a) There is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting SPAC, or any of its directors or officers (in their capacity as such) and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its directors or officers (in their capacity as such) or assets or properties, except in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of SPAC to enter into and perform its obligations contemplated hereby, or (ii) be or reasonably be expected to be material to SPAC. No order has been made, petition presented and received by SPAC, resolution passed or meeting convened for the purpose of considering a resolution for the winding up or voluntary liquidation and dissolution of SPAC or the establishment of a liquidation group, no liquidator, receiver, restructuring officer, inspector or administrator has been appointed for SPAC nor to the Knowledge of SPAC steps taken to appoint a liquidator, receiver, restructuring officer, inspector or administrator, and to the Knowledge of SPAC there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning SPAC.

Section 4.11. Brokers. Except as set forth in Section 4.11 of the SPAC Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transaction contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.12. Proxy/Registration Statement. The information supplied or to be supplied by SPAC, its Affiliates or their respective Representatives in writing specifically for inclusion in the Registration Statement shall not, at (a) the time the Registration Statement is declared effective, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Company, its Subsidiaries or their respective Affiliates or Representatives. All documents that SPAC is responsible for filing with the SEC in connection with the Transaction will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.13. SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of such SPAC SEC Filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.14. Trust Account. As of May 27, 2022, SPAC has an amount of assets in the Trust Account at least equal to $116,232,130. The funds held in the Trust Account are invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and are held in trust pursuant to the Trust Agreement. The Trust Agreement has not been amended or modified and is in full force and effect and is a legal, valid and binding obligation of SPAC and the Trustee, enforceable in accordance with its terms. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any Event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than (a) in respect of deferred underwriting commissions or Taxes, (b) the holders of SPAC Ordinary Shares prior to the First Effective Time who shall have elected to redeem their SPAC Ordinary Shares pursuant to the Organizational Documents of SPAC or (c) if SPAC fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation and dissolution, and then SPAC’s Public Shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payment to SPAC Shareholders who have validly exercised their redemption rights pursuant to the SPAC Charter. As of the date hereof, there are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than amounts payable (v) for Taxes, (w) to the SPAC Shareholders who shall have exercised their redemption rights pursuant to the SPAC Charter, (x) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (y) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (z) to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its efforts to effect the Merger. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, and other than payments to fund Redemptions, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the First Effective Time.

Section 4.15. Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.16. Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Charter or as otherwise contemplated by the Transaction Documents and the Transaction, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing.

(b) Except for the Transaction, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement, Transaction Documents, and the Transaction, SPAC has no material interests, rights, obligations or Liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

Section 4.17. NASDAQ Quotation. SPAC Ordinary Shares, SPAC Warrants and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbols “GIAC,” “GIACW” and “GIACU,” respectively. SPAC has not received any written deficiency notice from NASDAQ relating to the continued listing requirements of such SPAC Securities. The SPAC Securities are in compliance with all of the applicable corporate governance rules of NASDAQ.

Section 4.18. Private Placement.

(a) SPAC has delivered to the Company true, correct and complete copies of the Forward Purchase Agreement and the Backstop Subscription Agreement, pursuant to which the Investors have committed to provide equity financing to SPAC and/or the Company solely for purposes of consummating the Transaction. With respect to each Investor, the Forward Purchase Agreement or the Backstop Subscription Agreement, as applicable, with such Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect. As of the date of this Agreement, each of the Forward Purchase Agreement and the Backstop Subscription Agreement is a legal, valid and binding obligation of SPAC and, to the Knowledge of SPAC, each Investor. To the Knowledge of SPAC, (i) neither the execution or delivery by any party thereto nor the performance of any party’s obligations under the Forward Purchase Agreement or Backstop Subscription Agreement, as applicable, violates any Laws, and (ii) the Forward Purchase Agreement and the Backstop Subscription Agreement contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Investors to fund the applicable portion of the investment amounts set forth in the Forward Purchase Agreement and the Backstop Subscription Agreement on the terms contained therein.

(b) With respect to the PIPE Investor and assuming the accuracy of the representations set forth in Section 3.25, (i) the PIPE Subscription Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect and (ii) the PIPE Subscription Agreement is a legal, valid and binding obligation of SPAC and, to the Knowledge of SPAC, the PIPE Investor. To the Knowledge of SPAC, (i) neither the execution or delivery by any party thereto nor the performance of any party’s obligations under the PIPE Subscription Agreement violates any Laws, and (ii) the PIPE Subscription Agreement contains all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the PIPE Investor to fund the applicable portion of the investment amount set forth in the PIPE Subscription Agreement on the terms therein.

(c) There are no other agreements, side letters or arrangements between SPAC and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to fund the applicable portion of the investment amount set forth in the Subscription Agreement of such Investor; provided, however SPAC may assign any of its rights and obligations under any Subscription Agreement to the Company prior to or concurrently with the Closing. To the Knowledge of SPAC, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, SPAC does not have a reason to believe that any Investor will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement.

Section 4.19. SPAC Related Parties. Except as described in the SPAC SEC Filings and for the Contracts contemplated by this Agreement, there are no Contracts between SPAC, on the one hand, and any Related Party, on the other hand.

Section 4.20. Acknowledgement of No Other Representations or Warranties.

(a) SPAC has conducted its own independent investigation, review, and analysis of the businesses, operations, results of operations, financial condition, assets, liabilities, and prospects of the Company and its Subsidiaries, to the extent necessary and appropriate for SPAC to make a reasonably informed decision with respect to whether to enter into this Agreement. SPAC acknowledges and agrees that it and its Affiliates and Representatives have been provided with all access that it has requested through the date hereof to the personnel, properties, and records of the Company and its Subsidiaries.

(b) SPAC acknowledges and agrees that, except for the representations and warranties contained in Article III and Article V (including the related portions of the Company Disclosure Schedules, in any certificate delivered to SPAC pursuant hereto), (i) neither the Company, its Subsidiaries, nor any of their respective Affiliates or Representatives makes or has made, nor is SPAC relaying on, and SPAC expressly disclaims any reliance on, any representation or warranty, either express or implied, of any kind whatsoever, including without limitation any representation or warranty concerning (A) the Company or any of its Subsidiaries; (B) any of the Company’s or any of its Subsidiaries’ respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise), or prospects; or (C) the transactions contemplated by this Agreement, and (ii) the Company, the Subsidiaries of the Company and each of their respective Affiliates and Representatives hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by the Company, the Subsidiaries of the Company and each of their respective Affiliates and Representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC by any Representative of the Company or any of its Subsidiaries or Affiliates).

(c) Without limiting the generality of clauses (a) and (b) above, SPAC acknowledges and agrees that (i) in connection with its investigation of the Company and its Subsidiaries, SPAC has received from or on behalf of the Company certain projections, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries and certain business plan information of the Company and its Subsidiaries, (ii) there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that SPAC is familiar with such uncertainties, and that SPAC is making its own evaluation of the adequacy and reasonableness of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, and forecasts), (iii) except for the representations and warranties contained in Article III and Article V (including the related portions of the Company Disclosure Schedules, and any certificate delivered to SPAC pursuant hereto), neither the Company nor any of its Subsidiaries, Affiliates, or Representatives make any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and SPAC has not relied thereon, and (iv) SPAC will have no claim against the Company, Merger Sub I, Merger Sub II or any other Person with respect thereto.

(d) Subject to all of the foregoing provisions of this Section 4.20, each of the Company, Merger Sub I, Merger Sub II and SPAC retains all of its rights and remedies with respect to claims based on fraud.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MERGER SUB I AND MERGER SUB II

Merger Sub I and Merger Sub II hereby jointly and severally represent and warrant to SPAC and the Company as of the date of this Agreement as follows:

Section 5.1. Organization, Good Standing, Corporate Power and Qualification. Merger Sub I is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Merger Sub II is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands.

Section 5.2. Capitalization and Voting Rights.

(a) Capitalization.

(i) As of the date of this Agreement, the authorized share capital of Merger Sub I consists of $50,000 divided into 50,000 shares of $1 par value each, of which one (1) share (the “Merger Sub I Share”) is issued and outstanding as of the date of this Agreement. The Merger Sub I Share (i) has been duly authorized and has been validly allotted and issued and credited as fully paid, (ii) was issued in compliance with applicable Law and the Organizational Documents of Merger Sub I and (iii) was not issued in violation of any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of Merger Sub I, or any other Contract to which Merger Sub I is a party or otherwise bound.

(ii) As of the date of this Agreement, the authorized share capital of Merger Sub II consists of $50,000 divided into 50,000 shares of $1 par value each, of which one (1) share (the “Merger Sub II Share”) is issued and outstanding as of the date of this Agreement. The Merger Sub II Share (i) has been duly authorized and has been validly allotted and issued and credited as fully paid, (ii) was issued in compliance with applicable Law and the Organizational Documents of Merger Sub II and (iii) was not issued in violation of any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of Merger Sub II, or any other Contract to which Merger Sub II is a party or otherwise bound.

(b) No Other Securities. Except as set forth in this Section 5.2, there are no issued or outstanding shares of Merger Sub I or Merger Sub II and there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of Merger Sub I or Merger Sub II exercisable or exchangeable for shares of Merger Sub I or Merger Sub II, respectively, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or of other Equity Securities of Merger Sub I or Merger Sub II, or for the repurchase or redemption by Merger Sub I or Merger Sub II of shares or other Equity Securities of Merger Sub I or Merger Sub II, respectively, or the value of which is determined by reference to shares or other Equity Securities of Merger Sub I or Merger Sub II, respectively, and there are no voting trusts, proxies or agreements of any kind which may obligate Merger Sub I or Merger Sub II to issue, purchase, register for sale, redeem or otherwise acquire any shares or other Equity Securities of Merger Sub I or Merger Sub II, respectively.

Section 5.3. Corporate Structure. Neither Merger Sub I nor Merger Sub II is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transaction. Neither Merger Sub I nor Merger Sub II owns or controls, directly or indirectly, any interest in any corporation, company, partnership, limited liability company, association or other business entity.

Section 5.4. Authorization.

(a) Merger Sub I has all requisite corporate power and authority to (i) enter into, execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is or will be a party, and (ii) consummate the Transaction, including the First Merger, and perform all of its obligations hereunder and thereunder. All corporate action on the part of Merger Sub I necessary for the authorization, execution and delivery of this Agreement and the Transaction Documents to which Merger Sub I is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the First Merger Filing Documents with the Registrar of Companies of the Cayman Islands. This Agreement and the Transaction Document to which Merger Sub I is or will be a party is, or when executed by the other parties thereto, will constitute, valid and legally binding obligations of Merger Sub I enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b) Merger Sub II has all requisite corporate power and authority to (i) enter into, execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is or will be a party, and (ii) consummate the Transaction, including the Second Merger, and perform all of its obligations hereunder and thereunder. All corporate action on the part of Merger Sub II necessary for the authorization, execution and delivery of this Agreement and the Transaction Documents to which Merger Sub II is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Second Merger Filing Documents with the Registrar of Companies of the Cayman Islands. This Agreement and the Transaction Document to which Merger Sub II is or will be a party is, or when executed by the other parties thereto, will constitute, valid and legally binding obligations of Merger Sub II enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.5. Governmental Approvals. No consent of or with any Governmental Authority on the part of Merger Sub I or Merger Sub II is required to be obtained or made in connection with the execution, delivery or performance by Merger Sub I or Merger Sub II, as applicable of this Agreement and each Transaction Document to which it is a party or the consummation by it of the Transaction, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with NASDAQ or the SEC with respect to the Transaction, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a material adverse effect on either Merger Sub I or Merger Sub II, as applicable.

Section 5.6. Non-Contravention. The execution and delivery by each of Merger Sub I and Merger Sub II of this Agreement and each Transaction Document to which it is a party, the consummation by each of Merger Sub I and Merger Sub II of the Transaction, and compliance by each of Merger Sub I and Merger Sub II with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Organizational Documents of Merger Sub I or Merger Sub II, respectively, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 5.5, and the waiting periods referred to therein having expired, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Order or consent applicable to either Merger Sub I or Merger Sub II or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by either Merger Sub I or Merger Sub II under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of either Merger Sub I or Merger Sub II under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of either Merger Sub I or Merger Sub II, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a material adverse effect on either Merger Sub I or Merger Sub II, as applicable.

Section 5.7. Actions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of either Merger Sub I or Merger Sub II to consummate the Transaction, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against either Merger Sub I or Merger Sub II and (b) there is no judgment or award unsatisfied against either Merger Sub I or Merger Sub II, nor is there any Governmental Order in effect and binding either Merger Sub I or Merger Sub II or its assets or properties.

Section 5.8. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Merger Sub I, Merger Sub II, the Company or any of their respective Affiliates in connection with the Transaction based upon arrangements made by or on behalf of Merger Sub I or Merger Sub II.

Section 5.9. Proxy/Registration Statement. The information supplied or to be supplied by each of Merger Sub I and Merger Sub II or its Representatives in writing specifically for inclusion in the Registration Statement shall not, at (a) the time the Registration Statement is declared effective, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that each of Merger Sub I and Merger Sub II is responsible for filing with the SEC in connection with the Transaction will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.10. Business Activities.

(a) Since its formation, Merger Sub I has not engaged in any business activities other than as contemplated by this Agreement, has never had any employees, does not own or control, directly or indirectly, any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Transaction Documents to which it is a party and the Transaction, and, as of the date of this Agreement, other than this Agreement and the Transaction Documents to which it is a party, Merger Sub I is not party to or bound by any Contract.

(b) Since its formation, Merger Sub II has not engaged in any business activities other than as contemplated by this Agreement, has never had any employees, does not own or control, directly or indirectly, any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Transaction Documents to which it is a party and the Transaction, and, as of the date of this Agreement, other than this Agreement and the Transaction Documents to which it is a party, Merger Sub II is not party to or bound by any Contract.

Section 5.11. Intended Tax Treatment.

(a) For U.S. federal income Tax purposes, Merger Sub I is, and has been since the effective date of its formation, classified as an association taxable as a corporation. Merger Sub I has not taken any action (or permitted any action to be taken) that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(b) For U.S. federal income Tax purposes, Merger Sub II is, and has been since the effective date of its formation, disregarded as an entity separate from its owner. Merger Sub II has not taken any action (or permitted any action to be taken) that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.12. Acknowledgement of No Other Representations or Warranties. Each of Merger Sub I and Merger Sub II acknowledges and agrees that, (a) except for the representations and warranties contained in Article IV, neither SPAC nor any of its Affiliates or Representatives makes or has made, nor is Merger Sub I or Merger Sub II relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning SPAC or any of its businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (b) each of Merger Sub I and Merger Sub II hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by SPAC or any of its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to either Merger Sub I or Merger Sub II by any Representative of SPAC) except for the representations and warranties expressly set forth in Article IV. Subject to all of the foregoing provisions of this Section 5.12, each of the Company, Merger Sub I, Merger Sub II and SPAC retains all of its rights and remedies with respect to claims based on fraud.

ARTICLE VI

COVENANTS

Section 6.1. Access and Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing Date (the “Interim Period”), upon reasonable prior notice and subject to applicable Law, the Company, on the one hand, and SPAC, on the other hand, shall, and shall cause each of their Subsidiaries and each of their officers, directors and employees to, and shall use its commercially reasonable efforts to cause their Representatives to, (a) afford the other party and its officers, directors, employees and Representatives, following reasonable notice from the other party in accordance with this Section 6.1, reasonable access during normal business hours to the officers, directors, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested and (b) reasonably cooperate with the other party and its Representatives in their diligence investigation; provided, however, that in each case, the Company or SPAC, as applicable, and their respective Subsidiaries shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company or SPAC, as applicable, (i) result in a violation of applicable Law, (ii) result in any disclosure of trade secret, violate its obligations of confidentiality or similar legal restrictions with respect to such information, or (iii) waive the protection of any attorney-client work product or other applicable privilege; provided further, that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company or SPAC, as applicable, or their respective Subsidiaries without the prior written consent of the Company or SPAC, as applicable. All information and materials provided pursuant to this Agreement will be subject to the provisions of the NDA.

Section 6.2. Conduct of Business of the Company, Merger Sub I and Merger Sub II. Except (a) as permitted by the Transaction Documents, (b) as required by applicable Law (including for this purpose any COVID-19 Measures) or collective bargaining agreement, (c) as set forth in Section 6.2 of the Company Disclosure Schedules, (d) in connection with the Pre-Closing Restructuring, (e) in connection with the Recapitalization, or (f) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), during the Interim Period, the Company (i) shall operate the business of the Company and its Subsidiaries in the Ordinary Course, (ii) shall use commercially reasonable efforts to preserve the Company’s business and operational relationships with the suppliers, customers, partners and others having business relationships with the Company, and (iii) shall not, and shall cause its Subsidiaries not to, except as otherwise expressly required or permitted by this Agreement or the other Transaction Documents or required by Law, to:

(a) except in connection with the Amended Organizational Documents, amend, waive, or otherwise change, in any respect, its Organizational Documents;

(b) except in connection with the Subscription Agreements or the granting of options in the Ordinary Course pursuant to the Company Stock Plan, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its Equity Securities, or other securities, including any securities convertible into or exchangeable for any of its Equity Securities or other security interests of any class and any other equity-based awards to employees, or engage in any hedging transaction with a third party with respect to such securities;

(c) incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in any such case in a principal amount exceeding $5,000,000 and other than Liabilities that qualify as Company Transaction Expenses; provided that, for the avoidance of doubt, the Company may continue to make draws on its existing line of credit as needed to fund business operations in the Ordinary Course;

(d) sub-divide, combine, recapitalize or reclassify any of its Equity Securities or issue any other securities in respect thereof or pay or set aside any non-cash dividend or other non-cash distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities, or pay any cash dividend or other cash distribution;

(e) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than (i) non-exclusive licensing of Intellectual Property in the Ordinary Course or (ii) transactions with customers of the Company pursuant to the Company’s form master services agreement or master SaaS agreement entered into in the Ordinary Course;

(f) (i) increase the wages, salaries or compensation of its employees other than in the Ordinary Course, and in any Event not in the aggregate by more than: (A) five percent (5%) for the calendar year ending December 31, 2022 and (B) ten percent (10%) for the period from the date of this Agreement until the Closing if the Closing occurs after December 31, 2022, in each case without the consent of SPAC, (ii) make or commit to make any bonus payment (whether in cash, property or securities) or severance payment to any employee other than in the Ordinary Course, (iii) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law or pursuant to the terms of any Benefit Plan, or (iv) recognize any Union as the bargaining representative of any employees of the Company or any of its Subsidiaries without thirty (30) days’ prior written notice to SPAC;

(g) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or any equity in, or by any other manner) or make any advance or loan to or investment in any other Person or be acquired by any other Person;

(h) settle or agree to settle any Action before any Governmental Authority or any other third party in each case in excess of $25,000;

(i) authorize, make or incur any capital expenditures or Liabilities in connection therewith, other than any capital expenditures or Liabilities in an amount not to exceed $200,000 in the aggregate;

(j) (i) except in the Ordinary Course, accelerate or delay in any respect material to the Company or its Subsidiaries (A) collection of any account receivable in advance of or beyond its due date, or (B) payment of any account payable in advance of or beyond its due date; or (ii) conduct its cash management customs and practices (including the collection of receivables, the payment of payables and any other movement of cash, cash equivalents or marketable securities) other than in the Ordinary Course;

(k) establish any Subsidiary or enter into any new line of business in a way that would materially impact the Company’s consolidated operations;

(l) voluntarily terminate (other than expiration in accordance with its terms), suspend, abrogate, amend or modify any Material Permit;

(m) make any material change in its accounting principles or methods unless required by IFRS or applicable Laws;

(n) (i) make, change or revoke any material election in respect of Taxes, (ii) adopt or change any material Tax accounting method or period, (iii) file any material amended Tax Return, (iv) enter into any material Tax closing agreement with any Governmental Authority, (v) settle any material claim or Action relating to Taxes, (vi)

knowingly surrender any right to claim a refund of Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the Freightos HK Financial Statements in accordance with IFRS);

(o) take any action that could reasonably be expected prevent, impair or impede the Intended Tax Treatment;

(p) take or fail to take any action that have the effect of causing the Company to not qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4;

(q) except in the Ordinary Course or in connection with any Transaction Document, enter into any joint venture with any Person;

(r) liquidate, dissolve, reorganize or otherwise wind-up the business and operations of the Company or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of Company;

(s) enter into any agreement, understanding or arrangement with respect to the voting of its Equity Securities;

(t) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its Equity Securities;

(u) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any Contract in excess of $150,000 with any officer, director, manager, employee, consultant or five-percent (5%) security holder of the Company or any of its Affiliates, other than compensation and benefits and advancement of expenses, in each case, provided in the Ordinary Course; or

(v) enter into any agreement or otherwise make any commitment to do any action prohibited under this Section 6.2.

Section 6.3. Conduct of Business of SPAC. Except (a) as contemplated or permitted by the Transaction Documents, (b) as required by applicable Law (including for this purpose any COVID-19 Measures), or (c) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), during the Interim Period, SPAC (i) shall operate its business in the Ordinary Course and (ii) shall not:

(a) except in connection with the Subscription Agreements, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its Equity Securities, or other securities, including any securities convertible into or exchangeable for any of its Equity Securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;

(b) (i) seek any approval from SPAC Shareholders to change, modify or amend the Trust Agreement or the SPAC Charter, or (ii) change, modify or amend the Trust Agreement or their respective Organizational Documents, in each case except as expressly contemplated by the SPAC Shareholder Approval Matters;

(c) (i) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, (ii) split, combine, subdivide, reclassify or amend any terms of its Equity Securities or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, other than a redemption of SPAC Ordinary Shares in connection with the exercise of any SPAC Shareholder Redemption Right by any SPAC Shareholder;

(d) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(e) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or any equity in, or by any other manner) or make any advance or loan to or investment in any other Person or be acquired by any other Person;

(f) (i) make, change or revoke any material election in respect of Taxes, (ii) adopt or change any material Tax accounting method or period, (iii) file any material amended Tax Return, (iv) enter into any Tax closing agreement with any Governmental Authority, (v) settle any material claim or Action relating to Taxes, (vi) knowingly surrender any right to claim a refund of Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the SPAC Financial Statements in accordance with GAAP);

(g) take any action that could reasonably be expected prevent, impair or impede the Intended Tax Treatment;

(h) incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants, rights or conversion or other rights to acquire debt securities, or other material Liability, in any case in a principal amount or amount, as applicable, exceeding $1,000,000 in the aggregate, other than Liabilities that qualify as SPAC Transaction Expenses; provided that this Section 6.3(h) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and SPAC Transaction Expenses incurred in connection with the consummation of the Transaction;

(i) make any change in its accounting principles or methods unless required by GAAP or applicable Laws;

(j) settle or agree to settle any Action before any Governmental Authority or any other third party or that imposes injunctive or other non-monetary relief on SPAC;

(k) liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of SPAC;

(l) terminate, waive or assign any material right under any material Contract to which it is a party; or

(m) enter into any agreement or otherwise make any commitment to do any action prohibited under this Section 6.3.

Section 6.4. Acquisition Proposals and Alternative Transaction.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement, including, for the avoidance of doubt, the Pre-Signing Reorganization or the Pre-Closing Restructuring) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the Ordinary Course) or (y) any material amount of the shares or other Equity Securities or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other Equity Securities, assets, merger, consolidation, business combination, issuance of debt securities, joint venture or partnership, or otherwise and (B) with respect to SPAC and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination for SPAC.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company or SPAC, as applicable, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal with respect to such Party, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, or prospects to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to an Acquisition Proposal, other than to promptly inform such Person or group that it is subject to this exclusivity provision that prohibits it from engaging or participating in any discussions with respect to any Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in furtherance of any Acquisition Proposal.

(c) Each Party shall notify the others as promptly as practicable (and in any event within two (2) Business Days) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others informed as promptly as practicable of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

Section 6.5. D&O Indemnification and Insurance.

(a) From and after the Closing, the Second Surviving Subsidiary shall, and the Company shall cause the Second Surviving Subsidiary to, indemnify and hold harmless each present and former director and officer of SPAC (in each case, solely to the extent both acting in his or her capacity as such and to the extent such activities are related to the business of SPAC) (the “SPAC D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that SPAC would have been permitted under its Organizational Documents in effect on the date of this Agreement to indemnify such SPAC D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under such Organizational Documents). Without limiting the foregoing, the Second Surviving Subsidiary shall, and the Company shall cause the Second Surviving Subsidiary to, for a period of not less than six (6) years from the Closing, not amend, repeal or otherwise modify provisions in its Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the SPAC D&O Indemnified Parties in a manner that would be less favorable to those Persons, solely with regard to actual or alleged acts, errors, or omissions prior to the Closing Date, except as required by Law. Effective as of the Closing, the Company shall assume and agree to satisfy the obligations under the SPAC Indemnification Agreement.

(b) From and after the Closing, the Company shall indemnify and hold harmless each present and former director and officer of the Company or any of its pre-Closing Subsidiaries (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company or its pre-Closing Subsidiaries, respectively) (the “Company D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or its pre-Closing Subsidiaries, respectively, would have been permitted under its respective Organizational Documents in effect on the date of this Agreement to indemnify such Company D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under such Organizational Documents). Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries to, for a period of not less than six (6) years from the Closing, not amend, repeal or otherwise modify provisions in their respective Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company D&O Indemnified Parties in a manner that would be less favorable to those Persons, solely with regard to actual or alleged acts, errors, or omissions prior to the Closing Date, except as required by Law.

(c) At or prior to the Closing, SPAC shall arrange for a six-year “tail” insurance policy or extended reporting period for its current directors and officers liability insurance policy (the “D&O Tail”) to be issued immediately following Closing. The premium, fees, costs and expenses incurred in connection with the D&O Tail shall be SPAC Transaction Expenses.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.5 (i) is intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Closing, a SPAC D&O Indemnified Party, a Company D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on SPAC and/or the Company and their successors and assigns, as the case may be, (iii) is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise, (iv) shall survive the consummation of the Closing, and (v) shall not be terminated or modified in such a manner as to adversely affect any SPAC D&O Indemnified Party or Company D&O Indemnified Party without the consent of such Person.

Section 6.6. Notice of Developments. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the consent of such third party is or may be required in connection with the Transaction and failure to obtain such consent would reasonably be expected to cause a condition to Closing to be unable to be satisfied or (ii) any non-compliance with any Law by such Party or its Subsidiaries that would reasonably be likely to result in a material Liability to such Party or its Subsidiaries; (c) receives any notice or other communication from any Governmental Authority in connection with the Transaction; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or its Subsidiaries, or any of their respective properties or assets, or, to the knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Subsidiaries with respect to the consummation of the Transaction.

Section 6.7. Financials; PCAOB.

(a) During the Interim Period, within forty-five (45) calendar days following the end of each three-month quarterly period and each fiscal year, the Company shall deliver to SPAC: (i) an unaudited consolidated income statement of the Company, and (ii) an unaudited consolidated balance sheet of the Company, each for the period from March 31, 2022 through the end of such quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year. From the date hereof through the Closing Date, the Company will also promptly deliver to SPAC copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

(b) Within thirty (30) calendar days following the date of this Agreement, the Company shall cause the Audited Financial Statements (a) to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor, which such auditor shall be registered with the PCAOB as an Independent Registered Accounting Firm, and (b) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

Section 6.8. No Trading. The Company acknowledges and agrees that it is aware, and that its Controlled Affiliates have been made aware, of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause any Person to do the foregoing.

Section 6.9. Required Company Shareholder Approval. As promptly as possible after the Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a general meeting of its shareholders (“Company Shareholders’ Meeting”) for the purpose of obtaining the consent of the shareholders as required by the Company Organizational Documents and the Cayman Act (the “Required Company Shareholder Approval”) approving (a) the adoption and approval of this Agreement and the Transaction, in accordance with the Company Organizational Documents and the Cayman Act and, to the extent applicable, regulations of the SEC and NASDAQ, (b) the approval of the Amended Organizational Documents and the Recapitalization; (c) the appointment of the members of the Post-Closing Board in accordance with this Agreement, (d) the issuance of Company Ordinary Shares and Company Warrants pursuant to this Agreement, including (A) the Company Ordinary Shares issuable pursuant to the Recapitalization, and (B) the Company Ordinary Shares issuable upon exercise of the Company Warrants and the Company Options; (e) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transaction as promptly as practicable after the date hereof, and (f) the adjournment of the general meeting, if necessary or desirable in the reasonable determination of the Company (collectively, the “Company Shareholder Approval Matters”). The Company shall use its reasonable best efforts to solicit from the holders of Company Ordinary Shares and Company Preferred Shares proxies or written consents in favor of the Company Shareholder Approval Matters, and to take all other actions necessary or advisable to secure the Required Company Shareholder Approval, including enforcing the Shareholder Support Agreements. The Company shall include in all meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting the Company Recommendation, and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Recommendation.

Section 6.10. Company Incentive Plan. Prior to the effectiveness of the Registration Statement, the Company Board shall approve and adopt the Freightos Limited 2022 Long-Term Incentive Plan (the “2022 Equity Plan”), in the form attached hereto as Exhibit I, and in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving for grant thereunder a number of Company Ordinary Shares equal to five percent (5%) of the number of issued and outstanding Company Ordinary Shares immediately after the Closing (exclusive of the number of Company Ordinary Shares subject to Company Options).

Section 6.11. Pre-Closing Restructuring. From the date of this Agreement through the Closing, the Company will use reasonable best efforts to consummate the Pre-Closing Restructuring as promptly as practicable after the date hereof.

Section 6.12. Recapitalization. Prior to Closing Date, the Company shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause the Recapitalization to occur and the existing investors’ rights agreement to be terminated, in each instance, effective as of immediately prior to the First Effective Time, including the issuance of Company Ordinary Shares pursuant to the Recapitalization.

Section 6.13. [Reserved.]

Section 6.14. NASDAQ Listing. The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with NASDAQ in connection with the Transaction to have been approved; (b) the Company to satisfy all applicable initial listing requirements of NASDAQ; and (c) the Company Ordinary Shares and Company Warrants issuable in connection with Transaction, including the Merger, to be approved for listing on NASDAQ, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the First Effective Time. The Company shall pay all fees of NASDAQ in connection with the application to list and the listing of Company Ordinary Shares and Company Warrants on NASDAQ.

Section 6.15. Post-Closing Directors of the Company. The Company shall take all necessary action, including causing the directors of the Company to resign, so that effective as of the Closing, the Company’s board of directors (the “Post-Closing Board”) shall have been reconstituted to consist of nine (9) directors, which shall be: (a) one (1) director designated by SPAC (“SPAC Nominee”), (b) one (1) director designated by the Company (“Company Nominee”), and (c) up to seven (7) directors designated by the mutual agreement of SPAC and the Company, each of whom must meet the qualifications of an “independent director” under the rules of NASDAQ (each, an “Independent Director”), regardless of whether the NASDAQ director independence requirements are applicable to the Company. In the event any Company Nominee, SPAC Nominee or Independent Director is unable or unwilling to serve on the Post-Closing Board, then the Party designating the nominee that is unable or unwilling to serve may designate substitute director(s) who are reasonably acceptable to SPAC and the Company to fill such vacancies. Any substitute Independent Director must meet the qualifications of an “independent director” under the rules of NASDAQ, regardless of whether the NASDAQ director independence requirements are applicable to the Company.

Section 6.16. Amended Organizational Documents of the Company. In connection with the Recapitalization, the Company Organizational Documents shall be amended and restated following approval by the Company Board and Company Shareholders, such amendment and restatement to the Company Organizational Documents (the “Amended Organizational Documents”) in a form to be mutually agreed upon by the Parties (a) to provide for the Recapitalization as described in the Recitals and Section 2.2(a), and (b) to remain in effect through the First Effective Time and the Second Effective Time and until amended in accordance with the terms thereof and the Cayman Act.

Section 6.17. SPAC Public Filings. From the date of this Agreement through the Closing, SPAC will use reasonable best efforts to accurately and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws. The Company shall furnish all information concerning the Company and its Subsidiaries as may be reasonably requested by SPAC in connection with the satisfaction of its obligations under this Section 6.17.

Section 6.18. Regulatory Approvals. Each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the Transaction as promptly as practicable (provided that any such filing under the HSR Act shall be made within ten (10) Business Days of the date hereof), to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws, and use its commercially reasonable efforts to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including, if applicable, by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (a) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry; (b) subject to a customary “attorneys’ eyes only” arrangement, keep the other Parties and/or their respective outside antitrust counsel reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority, in each case regarding any of the transactions contemplated by this Agreement; (c) subject to a customary “attorneys’ eyes only” arrangement, permit a Representative of the other Parties and/or their respective outside antitrust counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (d) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (e) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. Without limiting the foregoing, and subject to good faith consultation with the Company, it is understood and agreed that SPAC shall have the right to direct the Parties’ strategy with respect to any matters set forth in this Section 6.18. All fees and expenses incurred as a result of this Section 6.18 shall be borne equally by the Company and SPAC.

Section 6.19. Registration Statement.

(a) As promptly as practicable after the date hereof, the Company shall prepare, and the Company shall file (with SPAC’s assistance) with the SEC a registration statement on Form F-4 or other appropriate form (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Company’s Ordinary Shares and the Company Warrants (and Company Ordinary Shares underlying the Company Warrants) to be issued under this Agreement to the holders of SPAC Shares, and SPAC Warrants, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from the SPAC Shareholders for the matters to be acted upon at the SPAC Shareholders’ Meeting and providing the SPAC Shareholders an opportunity in accordance with SPAC Organizational Documents and the IPO Prospectus to have their SPAC Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from the SPAC Shareholders to vote, at an extraordinary general meeting of the SPAC Shareholders to be called and held for such purpose (the “SPAC Shareholders’ Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Transaction, (ii) to the extent required, the issuance of any SPAC Ordinary Shares pursuant to the Subscription Agreements; (iii) such other matters as the Company and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transaction, and (iv) the adjournment of the SPAC Shareholders’ Meeting, if necessary or desirable in the reasonable determination of SPAC (collectively, the “SPAC Shareholder Approval Matters”). In connection with the Registration Statement and the Merger, the Company shall (x) file any listing application necessary for the listing of the Company’s Equity Securities on NASDAQ, and (y) file a registration statement (the “1934 Act Registration Statement”) pursuant to the Exchange Act prior to the Company’s listing of its securities on NASDAQ.

(b) SPAC and the Company shall cooperate and provide the other Party (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Registration Statement shall include such information concerning the Company, SPAC and their respective equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or reasonably deemed appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company and SPAC, respectively, shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. In connection with the Registration Statement and the Proxy Statement, the Company and SPAC will file with the SEC financial and other information about the Transaction in accordance with applicable Law and applicable proxy solicitation and registration statement rules, SPAC Organizational Documents, the Cayman Act and the rules and regulations of the SEC and NASDAQ.

(c) SPAC and the Company shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the SPAC Shareholders’ Meeting and the Redemption. Each of SPAC and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company and SPAC and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and the Company shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to SPAC Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and SPAC Organizational Documents.

(d) SPAC and the Company, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. The Company shall provide SPAC with copies of any written comments, and shall inform SPAC of any material oral comments, that the Company or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the SPAC Shareholders’ Meeting and the Redemption promptly after the receipt of such comments and shall give SPAC a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(e) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC (with the reasonable cooperation of the Company) shall distribute the Proxy Statement to SPAC Shareholders and, pursuant thereto, shall call the SPAC Shareholders’ Meeting in accordance with the Cayman Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement. After the Registration Statement is declared effective under the Securities Act, SPAC shall solicit proxies from the SPAC Shareholders to vote in favor of the SPAC Shareholder Approval Matters, as approved by the SPAC Board, which approval shall also be included in the Registration Statement.

(f) If on the date for which the SPAC Shareholders’ Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required SPAC Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the SPAC Shareholders’ Meeting. SPAC may also adjourn the SPAC Shareholders’ Meeting to establish a quorum or if the SPAC Shareholders have elected to redeem a number of shares of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 7.2(d) not being satisfied. Notwithstanding the foregoing, without the consent of the Company, in no event shall SPAC adjourn the SPAC Shareholders’ Meeting for more than fifteen (15) days later than the most recently adjourned meeting. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board (including any committee thereof) or SPAC shall withdraw, withhold or modify, or publicly propose a change to the SPAC Recommendation.

(g) The Company (with reasonable cooperation from SPAC) shall take such reasonable steps as are necessary for the listing of the Company Ordinary Shares and the Company Warrants on NASDAQ and shall provide such information as is necessary to obtain NASDAQ approval of such listing.

Section 6.20. Support of Transaction; Lock Up Agreements.

(a) Without limiting any covenant contained in this Article VI, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to take such action as may be reasonably necessary or as another Party may reasonably request to satisfy the conditions of Article VII or otherwise to comply with this Agreement and to consummate the Transaction as soon as practicable; provided, however, nothing in this Agreement, including this Article VI, shall require any Party or its respective Subsidiaries or Affiliates to (a) commence or threaten to commence, pursue or defend against any Action, whether judicial or administrative, (b) seek to have any stay or Governmental Order vacated or reversed, (c) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of the Company, any of its Subsidiaries or SPAC, (d) take or commit to take actions that limit the freedom of action of any of the Company, any of its Subsidiaries, or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of the Company, any of its Subsidiaries or SPAC or (e) grant any financial, legal or other accommodation to any other Person, including agreeing to change any of the terms of the Transaction.

(b) Between the date of this Agreement and Closing, the Company shall use its reasonable best efforts to take such action to seek and obtain executed Lockup Agreements from the Company Shareholders who beneficially own greater than one percent (1%) of the issued and outstanding Equity Securities of the Company.

Section 6.21. Tax Matters.

(a) The Parties shall not take (or permit or cause to be taken) any action, or fail to take (or permit or cause not to be taken) any action, which such action or failure to act prevents, impairs or impedes, or could reasonably be expected to prevent, impair or impede, the Mergers from qualifying for the Intended Tax Treatment. Each of the Parties shall report the Mergers consistently with the Intended Tax Treatment, except to the extent (i) there is not substantial authority for the Intended Tax Treatment, (ii) agreed to in writing by the Parties, or (iii) required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Law).

(b) None of the Company, its shareholders or any of the Company’s Subsidiaries shall conduct an act or a transaction which would be considered, or would reasonably be expected to be considered, a breach of a Tax ruling or a Tax pre ruling.

Section 6.22. Shareholder Litigation. The Company shall promptly advise SPAC, and SPAC shall promptly advise the Company, of any Action commenced (or to the Knowledge of the Company or to the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such Party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Merger or the Transaction (any such Action, “Shareholder Litigation”), and such Party shall keep the other Party reasonably informed regarding any such Shareholder Litigation.

Section 6.23. Investor Rights Agreement. At or prior to the Closing, the Company shall cause the Investor Rights Agreement and all similar agreements to terminate, effective at or prior to the Closing, without Liability or loss to the Company.

Section 6.24. Private Placement. During the Interim Period, the Parties shall use their reasonable best efforts to (a) to the extent applicable, have the Subscription Agreements assigned to the Company so that, upon funding thereunder, all amounts will go directly to the Company, and (b) thereafter consummate the Private Placement. The Parties shall, and shall direct their respective Representatives to, cooperate with each other and their respective Representatives in connection with such Private Placement and use their respective commercially reasonable best efforts to cause such Private Placement to occur (including causing senior management of the Parties to participate in any investor meetings and roadshows as reasonably requested by SPAC or the Company, as applicable). During the Interim Period, with the prior consent of the Company, SPAC and/or the Company may enter into additional Subscription Agreements with Investors for additional Private Placements on terms that are reasonably acceptable to each of SPAC and the Company. Each of SPAC and the Company shall use its commercially reasonable efforts to cooperate with each other in connection with the arrangement of any additional Private Placements as may be reasonably requested by each other.

Section 6.25. Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Transaction Documents or the Transaction shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) Notwithstanding the foregoing, as promptly as practicable after execution of this Agreement, SPAC will prepare and file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement in form and substance reasonably acceptable to the Company. SPAC shall provide the Company with a reasonable opportunity to review and comment on the Form 8-K prior to its filing and shall consider such comments in good faith. Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreed upon joint press release announcing the execution of this Agreement.

Section 6.26. Trust Account Proceeds. The Parties agree that at or promptly following the Closing, the funds in the Trust Account, after taking into account payments to fund Redemptions, shall be used to pay the SPAC Transaction Expenses. Any remaining funds in the Trust Account will be transferred to the Second Surviving Subsidiary, or to the Company at the direction of the Second Surviving Subsidiary (except to the extent such transfer could jeopardize the Intended Tax Treatment), and in each case, shall be used for working capital and general corporate purposes of SPAC or the Company and its other Subsidiaries, as applicable.

Section 6.27. Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transaction as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

ARTICLE VII

CONDITIONS TO OBLIGATIONS

Section 7.1. Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger shall be subject to the satisfaction or written waiver (where permissible) by the Company and SPAC of the following conditions:

(a) Required SPAC Shareholder Approval. The Required SPAC Shareholder Approval shall have been obtained.

(b) Required Company Shareholder Approval. The Required Company Shareholder Approval shall have been obtained.

(c) Requisite Regulatory Approvals. All consents required in connection with Antitrust Laws shall have been obtained.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary, or permanent) or Order that is then in effect and which has the effect of making the Closing illegal or otherwise prevents or prohibits consummation of the Transaction.

(e) Net Tangible Assets. Either immediately prior to or upon the Closing, after giving effect to the Redemption, SPAC shall have net tangible assets of at least $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(f) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(g) NASDAQ Listing. The Company’s initial listing application with NASDAQ in connection with the Transaction shall have been conditionally approved, and the Company’s Ordinary Shares and Company Warrants to be issued in connection with the Transaction shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(h) Recapitalization. Prior to the First Effective Time, the Company shall have consummated the Recapitalization and adopted the Amended Organizational Documents in accordance with Section 6.16 and terminated the Investor Rights Agreement in accordance with Section 6.23.

Section 7.2. Conditions to Obligations of the Company, Merger Sub I and Merger Sub II. In addition to the conditions specified in Section 7.1, the obligations of the Company, Merger Sub I and Merger Sub II to consummate the Closing are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of SPAC set forth in Section 4.1 (Organization, Good Standing, Corporate Power and Qualification), Section 4.2 (Capitalization and Voting Rights), Section 4.4 (Authorization), and Section 4.11 (Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), and (ii) the other representations and warranties of SPAC set forth in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a SPAC Material Adverse Effect.

(b) Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. There shall not have occurred a SPAC Material Adverse Effect that is continuing.

(d) Available Closing SPAC Cash. The Available Closing SPAC Cash shall be equal to or greater than $80,000,000.

(e) Closing Deliveries.

(i) SPAC shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of SPAC in such capacity, certifying as to the satisfaction of the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(d).

(ii) SPAC shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the First Effective Time), (B) the resolutions of SPAC Board authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the Transaction, (C) evidence that the Required SPAC Shareholder Approval has been obtained, and (D) the incumbency of officers authorized to execute this Agreement or any Transaction Document to which SPAC is a party or otherwise bound.

(iii) The Company shall have received a copy of the Warrant Amendment.

(iv) SPAC shall have delivered written resignations, effective as of the Closing Date and subject to the Closing, from directors and officers set forth on Section 7.2(e)(iv) of the SPAC Disclosure Schedule.

(v) The Company shall have received a Sponsor Lockup Agreement from certain significant members of Sponsor, duly executed by the Company and such members of Sponsor, and such Sponsor Lockup Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(vi) The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(vii) The Company shall have received a copy of the Assignment and Assumption Agreement, duly executed by SPAC.

Section 7.3. Conditions to Obligations of SPAC. In addition to the conditions specified in Section 7.1, the obligations of SPAC to consummate the Closing are subject to the satisfaction or written waiver (by SPAC) of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company, Merger Sub I and Merger Sub II set forth in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Subsidiaries), Section 3.3 (Capitalization of the Company), Section 3.4 (Capitalization of Subsidiaries), Section 3.5 (Authorization), Section 3.19 (Brokers), Section 5.1 (Organization) Section 5.2 (Capitalization and Voting Rights), Section 5.3 (Corporate Structure), and Section 5.4 (Authorization) shall be true and correct in all respects (other than, in the case of the representations and warranties in Section 3.3, Section 3.4, and Section 5.2, for de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), and (ii) the other representations and warranties of the Company, Merger Sub I and Merger Sub II set forth in Article III and Article V of this Agreement, respectively, shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Agreements and Covenants. Each of the Company, Merger Sub I and Merger Sub II shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect that is continuing.

(d) Closing Deliveries.

(i) The Company shall have delivered to SPAC a certificate, dated the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Section 7.3(a), Section 7.3(b), and Section 7.3(c).

(ii) The Company, Merger Sub I and Merger Sub II shall each have delivered to SPAC a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the First Effective Time), (B) the resolutions of its board of directors and shareholders, as applicable, authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the Transaction, and (C) the incumbency of its officers authorized to execute this Agreement or any Transaction Document to which it is a party or otherwise bound.

(iii) The Company, Merger Sub I and Merger Sub II shall each have delivered to SPAC a good standing certificate (or similar documents applicable for its jurisdiction of organization) for each of the Company, Merger Sub I and Merger Sub II certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the jurisdiction of organization of the Company, Merger Sub I or Merger Sub II.

(iv) The Company shall have delivered evidence of the termination of the Investor Rights Agreement duly executed by the Company and each holder party thereto.

(v) The Company shall have delivered written evidence reasonably acceptable to SPAC of the Company’s assumption of the obligations under the SPAC Indemnification Agreement.

(vi) SPAC shall have received a copy of the Registration Rights Agreement, duly executed by the Company and each Company Shareholder party thereto.

(vii) The Lockup Agreements with the Company Shareholders set forth on Section 1.5 of the Company Disclosure Schedules, (including any other Lockup Agreements executed with Company Shareholders prior to the Closing) shall be in full force and effect in accordance with the terms thereof as of the Closing.

(viii) The Amended SPAC Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(ix) SPAC shall have received a copy of the Assignment and Assumption Agreement, duly executed by the Company.

(x) The Company shall have constituted the Post-Closing Board in accordance with Section 6.15.

(e) Pre-Closing Restructuring. Prior to the First Effective Time, the Company shall have consummated the Pre-Closing Restructuring.

Section 7.4. Frustration of Conditions. Notwithstanding anything to the contrary contained herein, no Party may rely on the failure of any conditions set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, its Subsidiaries, Merger Sub I or Merger Sub II) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII

TERMINATION/EFFECTIVENESS

Section 8.1. Termination. This Agreement may be terminated and the Transaction abandoned at any time prior to the First Effective Time:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction;

(c) by written notice from the Company to SPAC if the Required SPAC Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;

(d) by written notice from SPAC to the Company if the Required Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;

(e) by written notice from SPAC to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company Merger Sub I or Merger Sub II set forth in this Agreement, such that the conditions specified in Section 7.3 would not be satisfied at the Closing Date (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company, Merger Sub I or Merger Sub II, then, for a period of up to thirty (30) days after receipt by the Company of written notice from SPAC of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within such thirty (30) day period; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(f) by written notice from the Company to SPAC if there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 7.2 would not be satisfied at the Closing Date (a “Terminating SPAC Breach”), except that if any such Terminating SPAC Breach is curable by SPAC then, for a period of up to thirty (30) days after receipt by SPAC of written notice from the Company of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within such thirty (30) day period; provided that Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if it is then in material breach of any of its obligations under Article VI;

(g) by written notice from SPAC or the Company to the other, if the transactions contemplated by this Agreement shall not have been consummated on or prior to February 28, 2023; provided that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to any Party whose breach of any provision of this Agreement primarily caused or resulted in the failure of the transactions to be consummated by such time;

(h) by written notice by SPAC to the Company if there shall have been a Company Material Adverse Effect following the date of this Agreement which is uncured and continuing or if the condition set forth in Section 7.2(c) would not be satisfied at the Closing Date; or

(i) by written notice by the Company to SPAC if there shall have been a SPAC Material Adverse Effect following the date of this Agreement which is uncured and continuing or if the condition set forth in Section 7.3(c) would not be satisfied at the Closing Date.

Section 8.2. Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC, Merger Sub I or Merger Sub II, as the case may be, for actual fraud occurring prior to such termination, except that the provisions of this Section 8.2, Article IX and Article X shall survive any termination of this Agreement.

ARTICLE IX

TRUST ACCOUNT WAIVER

Section 9.1. Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, each of the Company, Merger Sub I and Merger Sub II acknowledges that it has read the IPO Prospectus, including the Trust Agreement, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Each of the Company, Merger Sub I and Merger Sub II further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of the IPO and the overallotment shares acquired by SPAC’s underwriters and from certain private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of SPAC’s public shareholders (the “Public Shareholders”). Accordingly, for and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, (on behalf of itself and its Affiliates) Merger Sub I and Merger Sub II hereby waives any past, present or future claim of any kind arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account, SPAC, Sponsor and any of their Affiliates, to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account, any trustee of the Trust Account, SPAC, Sponsor or any of their Affiliates at any time for any reason whatsoever, including for any knowing and intentional breach by any of the Parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. This Section 9.1 shall survive the termination of this Agreement for any reason.

ARTICLE X

MISCELLANEOUS

Section 10.1. Waiver. Each of SPAC and the Company on behalf of itself and its Affiliates may, in its sole discretion, (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in writing signed by the Party or Parties to be bound thereby; provided, however, that no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.2. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served: (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) by facsimile or other electronic means, with confirmation of receipt; (c) the next Business Day following the day sent by reputable, nationally recognized overnight courier service; and (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested. The initial addresses and email addresses of the Parties for the purpose of this Agreement are:

(a)	If to SPAC, to:

Gesher I Acquisition Corp.

Hagag Towers, North Tower, Floor 24

Haarba 28, Tel Aviv, Israel

Attention: Ezra Gardner, Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 W. Peachtree St., NW

Atlanta, Georgia 30309

Attention: Amy Wilson; Jonathan Nesher

E-mail: amy.wilson@bclplaw.com; jonathan.nesher@bclplaw.com

(b)	If to the Company, Merger Sub I or Merger Sub II, to:

Freightos Limited

HaPo’el 1, Derech Agudat Sport HaPo’el

Jerusalem, Israel 9695102

Attention: Zvi Schreiber, CEO; Michael Oberlander, General Counsel

E-mail: zvi@freightos.com; legal@freightos.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: Jon Venick; Stephen Alicanti

E-mail: Jon.Venick@us.dlapiper.com; Stephen.Alicanti@us.dlapiper.com

Section 10.3. Assignment. No Party shall assign this Agreement or any part hereof, by operation of Law or otherwise, without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 10.4. Rights of Third Parties. Except for the rights of the SPAC D&O Indemnified Parties and Company D&O Indemnified Parties set forth in Section 6.5, of Bryan Cave Leighton Paisner LLP (“BCLP”) set forth in Section 10.18(a) and DLA Piper (“DLA”) set forth in Section 10.18(b), which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

Section 10.5. Fees and Expenses. Subject to Section 9.1, unless otherwise provided for in this Agreement, all fees and expenses incurred in connection with this Agreement, the Transactions Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and SPAC shall pay, or cause to be paid, all unpaid SPAC Transaction Expenses and (b) if the Closing occurs, then SPAC shall pay, or cause to be paid, out of the Trust Account funds as set forth in Section 6.26 all unpaid Company Transaction Expenses and all unpaid SPAC Transaction Expenses.

Section 10.6. Construction.

(a) Unless the context of this Agreement otherwise requires or unless otherwise specified: (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns;

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) References to “$,” “dollar,” or “cents” are to the lawful currency of the United States of America.

(d) Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e) All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP (with respect to SPAC) and IFRS (with respect to the Company or any of its Subsidiaries).

(f) Unless the context of this Agreement otherwise requires, references to Merger Sub II with respect to periods following the Second Effective Time shall be construed to mean the Second Surviving Subsidiary and vice versa.

(g) The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i) Capitalized terms used in the Exhibits and the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement.

(j) With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 10.7. Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state; provided that, for the avoidance of doubt, the statutory and fiduciary duties of the Company Board, the SPAC Board, the sole director of Merger Sub I and the sole director of Merger Sub II, and the Mergers shall in each case be governed by the laws of the Cayman Islands.

Section 10.8. Consent to Jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively by the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto, and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.2. Nothing in this Section 10.8 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 10.9. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 10.10. Disclosure Schedules. The inclusion of any information (including dollar amounts) in any section of the Company Disclosure Schedules shall not be deemed to be an admission or acknowledgment by the Company, Merger Sub I, or Merger Sub II, as applicable, that such information is required to be listed in such section or is material to or outside the Ordinary Course of the Company, Merger Sub I, or Merger Sub II, as applicable, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in the Company Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedules. Any such additional matters are set forth for informational purposes only and do not necessarily include (and shall not be deemed to include) other matters of a similar nature. The information contained in the Company Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of applicable Law or breach of contract). Any information disclosed in the Company Disclosure Schedules under any section number shall be deemed to be disclosed and incorporated in the Company Disclosure Schedules under any other section to the extent the relevance of such information to such other section would be reasonably apparent on its face to a reader of such information. References in the Disclosure Schedules to any Contract include references to such Contract’s exhibits, amendments, schedules and purchase orders so long as such exhibit, amendment, schedule or purchase order has been Made Available to SPAC. Subject to applicable Law, any information is disclosed in confidence for the purposes contemplated in this Agreement and is subject to the confidentiality provisions of the NDA.

Section 10.11. Entire Agreement. This Agreement (together with the Disclosure Schedules), the NDA and the Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transaction and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transaction. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transaction exist between such parties except as expressly set forth in the Transaction Documents.

Section 10.12. Amendments. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by SPAC and the Company.

Section 10.13. Confidentiality. The Parties acknowledge that the information being provided in connection with this Agreement and the consummation of the Transaction is subject to the terms of the NDA, the terms of which are incorporated herein by reference.

Section 10.14. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 10.15. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 10.16. Non-Recourse. Except as set forth in Section 10.4, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transaction may only be brought against, the Persons that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party to this Agreement or any other Transaction Document), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Merger Sub I, Merger Sub II or SPAC under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transaction.

Section 10.17. Non-Survival of Representations, Warranties and Covenants. Except as expressly provided in Section 8.2, the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to such post-Closing portion thereof and (b) this Article X.

Section 10.18. Conflicts and Privilege.

(a) The Company, SPAC, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the Transaction arises after the Closing between or among (i) the Sponsor, the shareholders or holders of any Equity Securities of SPAC, or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company or the Second Surviving Subsidiary) (collectively, the “Gesher Group”), on the one hand, and (ii) the Company or any member of the Freightos Group, on the other hand, then any legal counsel, including BCLP, that represented SPAC or the Sponsor prior to the Closing may represent the Sponsor or any other member of the Gesher Group, in such dispute even though the interests of such Persons may be directly adverse to the Company or the Second Surviving Subsidiary, and even though such counsel may have represented SPAC in a matter substantially related to such dispute. The Company, SPAC, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including the Second Surviving Subsidiary) further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the Transaction) between or among SPAC, the Sponsor or any other member of the Gesher Group, on the one hand, and BCLP, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Gesher Group after the Closing, and shall not pass to or be claimed or controlled by the Company or the Second Surviving Subsidiary. Further, the Company, SPAC, Merger Sub I and Merger Sub II agree that any privileged communications or information shared by the Company prior to the Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company and the Second Surviving Subsidiary.

(b) The Company, SPAC, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the Transaction arises after the Closing between or among (i) the shareholders or holders of any Equity Securities of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company or the Second Surviving Subsidiary) (collectively, the “Freightos Group”), on the one hand, and (ii) the Company, the Second Surviving Subsidiary or any member of the Gesher Group, on the other hand, then any legal counsel, including DLA, that represented the Company prior to the Closing may represent any member of the Freightos Group in such dispute even though the interests of such Persons may be directly adverse to the Company and the Second Surviving Subsidiary, and even though such counsel may have represented the Company in a matter substantially related to such dispute. The Company, SPAC, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including the Second Surviving Subsidiary), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the Transaction) between or among the Company or any member of the Freightos Group, on the one hand, and DLA, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Freightos Group after the Closing, and shall not pass to or be claimed or controlled by the Company or the Second Surviving Subsidiary.

Further, the Company, SPAC Merger Sub I and Merger Sub II agree that any privileged communications or information shared by any member of the Freightos Group prior to the Closing with the Company, SPAC, or the Sponsor under a common interest agreement shall remain the privileged communications or information of such member of the Freightos Group.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

GESHER I ACQUISITION CORP.

By:	/s/ Ezra Gardner
Name: Ezra Gardner
Title: Chief Executive Officer

COMPANY:

FREIGHTOS LIMITED

By:	/s/ Zvi Schreiber
Name: Zvi Schreiber
Title: Director

MERGER SUB I:

FREIGHTOS MERGER SUB I

By:	/s/ Zvi Schreiber
Name: Zvi Schreiber
Title: Director

MERGER SUB II:

FREIGHTOS MERGER SUB II

By:	/s/ Zvi Schreiber
Name: Zvi Schreiber
Title: Director

Signature Page to Business Combination Agreement

Annex I

Definitions

Capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms below.

“1934 Act Registration Statement” has the meaning set forth in Section 6.19(a).

“2022 Equity Plan” has the meaning set forth in Section 6.10.

“Acquisition Proposal” has the meaning set forth in Section 6.4.

“Action” means any charge, claim, action, complaint, petition, prosecution, investigation, appeal, suit, litigation, or arbitration initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Person which is a fund or which is directly or indirectly Controlled by a fund, the term “Affiliate” also includes (a) any of the general partners of such fund, (b) the fund manager managing such fund, any other person which, directly or indirectly, Controls such fund or such fund manager, or any other funds managed by such fund manager and (c) trusts (excluding the Trust Account for all purposes other than for the sole purpose of the release of the proceeds of the Trust Account in accordance with this Agreement and the Trust Agreement) Controlled by or for the benefit of any Person referred to in (a) or (b).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 6.4.

“Amended Organizational Documents” has the meaning set forth in Section 6.16.

“Anti-Corruption Laws” means any Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value, directly or indirectly, to any Government Official, Governmental Authority or any other individual or commercial entity to obtain a business advantage, such as the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable local or foreign anti-corruption or anti-bribery Law.

“Anti-Money Laundering Laws” means all financial recordkeeping and reporting requirements and all money laundering-related Laws of jurisdictions where the Company or its Subsidiaries conducts business or owns assets.

“Antitrust Laws” means any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including without limitation the HSR Act.

“Assets” has the meaning set forth in Section 3.14(a).

“Assignment and Assumption Agreement” has the meaning set forth in the Recitals.

“Available Closing SPAC Cash” means, without duplication, an amount equal to (a) all amounts in the Trust Account immediately prior to the Closing plus (b) the aggregate amount of cash that has been funded to, or that will be funded immediately prior to or concurrently with the Closing to, the Company and/or SPAC in connection with the Private Placement minus (c) the SPAC Shareholder Redemption Amount.

“Backstop Investor” has the meaning set forth in the Recitals.

“Backstop Subscription” has the meaning set forth in the Recitals.

“Backstop Subscription Agreement” has the meaning set forth in the Recitals.

“BCLP” has the meaning set forth in Section 10.4.

“Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and compensation or benefit plan, program, policy, practice, Contract, agreement, or other arrangement, including any employment, consulting, severance, termination pay, deferred compensation, retirement, paid time off, vacation, profit sharing, incentive, bonus, health, welfare, performance awards, equity or equity-based compensation (including stock option, equity purchase, equity ownership, and restricted stock unit), disability, death benefit, life insurance, fringe benefits, indemnification, retention or stay-bonus, transaction or change-in control agreement, or other compensation or benefits that is sponsored, maintained, contributed to or required to be contributed to by the Company or its ERISA Affiliates for the benefit of any current or former employee, director or officer or individual service provider of the Company and its Subsidiaries and with respect to which the Company or its Subsidiaries has any Liability, in each case other than any statutory benefit plan mandated by Law.

“Business Combination” has the meaning given in the SPAC Charter.

“Business Data” means all data and information, including Personal Data, Processed by or on behalf of the Company or any of its Subsidiaries.

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Israel, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled).

“Cayman Act” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Charter” means the Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on April 12, 2022.

“Company D&O Indemnified Parties” has the meaning set forth in Section 6.5(b).

“Company Disclosure Schedules” has the meaning set forth in Article III.

“Company IP” means all Owned IP and all other Intellectual Property used or held for use in or necessary for the operation of the business of the Company or any of its Subsidiaries.

“Company Lease” has the meaning set forth in Section 3.13(a)(ii).

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company, any of its Subsidiaries, Merger Sub I or Merger Sub II to consummate the Transaction; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change or proposed change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally; (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement; (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate; (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections; (f) any failure in and of itself or any of its Subsidiaries to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (f) shall not prevent a determination that any change, Event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect to the extent otherwise permitted by this definition; (g) Events or conditions generally affecting the industries or geographic areas in which the Company and its Subsidiaries operate; (h) any Events attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any part of the Transaction (including the impact thereof on relationships with customers, suppliers, employees, Governmental Authorities, or Government Officials) or (i) any action taken by, or at the written request or consent of, SPAC; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company or any of its Subsidiaries relative to other similarly situated participants in the industries and geographies in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Options” means an outstanding option, whether vested or unvested, to purchase Company Ordinary Shares (or shares of any parent or Subsidiary of the Company) pursuant to an option grant made under any Company Stock Plan or otherwise.

“Company Ordinary Shares” means the ordinary shares, par value $0.00001 per share, of the Company.

“Company Organizational Documents” means the Company Charter and the Investor Rights Agreement.

“Company Preferred Shares” means, collectively, the Series Seed Preferred Shares, Series A1 Preferred Shares, Series A2 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, each as defined in the Company Charter.

“Company Products” means all products, services and other offerings (a) marketed, offered, sold, distributed, made commercially available, or otherwise provided directly or indirectly by the Company or any of its Subsidiaries within the three (3) years preceding the date hereof, and (b) currently under development by the Company or any of its Subsidiaries.

“Company Recommendation” has the meaning set forth in Section 3.5(a).

“Company Securities” has the meaning set forth in Section 2.5(b)(i).

“Company Shareholder” means any holder of any Company Shares.

“Company Shareholder Approval Matters” has the meaning set forth in Section 6.8.

“Company Shareholders’ Meeting” has the meaning set forth in Section 6.8.

“Company Shares” means, collectively, the Company Ordinary Shares and the Company Preferred Shares.

“Company Stock Plan” means Tradeos Ltd. 2012 Global Incentive Option Scheme, as amended and/or restated from time to time.

“Company Systems” means all computers, devices, equipment, networks, platforms, systems, and other information technology infrastructure used by or on behalf of the Company or any of its Subsidiaries in the Processing of data or information including all Software operating on or in connection with any of the foregoing.

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transaction, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (b) fifty percent (50%) of the fees, costs and expenses up to $500,000, incurred in connection with (i) any filing, submission or application for the Governmental Order pertaining to the Antitrust Laws applicable to the Transaction and (ii) the filing and mailing of the Proxy Statement and Registration Statement in connection with the Transaction and (c) any and all filing fees payable by the Company or any of its Subsidiaries to the Governmental Authorities in connection with the Transaction; provided, however, that the Company shall be responsible for any fees, expenses and costs payable by the Company or any of its Subsidiaries in connection with the Pre-Signing Reorganization, the Pre-Closing Restructuring, and the Recapitalization.

“Company Warrant” has the meaning set forth in Section 2.1(c).

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations.

“Control” in relation to any Person means (a) the direct or indirect ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such Person; (b) the ability to appoint or remove a majority of the directors of the board or equivalent governing body of such Person; (c) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (d) the ability to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise, and “Controlled,” “Controlling” and “under common Control with” shall be construed accordingly.

“Conversion Ratio” has the meaning set forth Section 2.2(a)(ii).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Hong Kong Department of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies, and (ii) any action reasonably taken or refrained from being taken in response to COVID-19.

“D&O Tail” has the meaning set forth in Section 6.5(c).

“Data Laws” means all Laws applicable to or binding upon the Company or any of its Subsidiaries, or any Company Systems, Company Products, or Business Data, in each case concerning the protection, confidentiality, privacy, or security of data or information or the Processing thereof, including, to the extent applicable, the UK Data Protection Legislation, the Data Protection Act (2021 Revision) of the Cayman Islands, the Israeli Privacy Protection Law, the Spanish Data Protection Act (Organic Law 3/2018), the California Consumer Privacy Act of 2018 (CCPA), and the GDPR.

“Data Requirements” means all of the following to the extent applicable to the Company or any of its Subsidiaries or any Company Systems, Company Products or Business Data and in each case pertaining to the protection, confidentiality, privacy, or security of data or information, or to the Processing thereof: (a) Laws (including all Data Laws), (b) the Company’s and its Subsidiaries’ rules, policies, and procedures, (c) permissions, consents and authorizations applicable to the Company’s or its Subsidiaries’ Processing of data or information, (d) industry standards (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)) and (e) Contracts.

“Disclosure Schedules” means, as applicable, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“DLA” has the meaning set forth in Section 10.4.

“DTC” means the Depository Trust Company.

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, license, covenant not to sue, option, warrant, convertible instrument, right of first offer, refusal or negotiation, hypothecation, assignment, deed of trust, title retention or other similar encumbrance of any kind whether consensual, statutory or otherwise.

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety (as such relate to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is or was at any time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.3(a).

“Export Control Laws” means those export control Laws administered, enacted or enforced from time to time by (a) the United States (including the Export Administration Regulations (15 CFR Parts 730 to 774)), (b) the European Union and enforced by its member states, (c) the United Kingdom, (d) Israel and (e) any other similar export controls administered by a Governmental Authority.

“First Effective Time” has the meaning set forth in Section 1.3(a).

“First Merger” has the meaning set forth in the Recitals.

“First Merger Filing Documents” has the meaning set forth in Section 1.3(a).

“First Plan of Merger” has the meaning set forth in Section 1.3(a).

“First Surviving Subsidiary” has the meaning set forth in Section 1.1(a).

“Flipped Up Subsidiaries” has the meaning set forth in the Recitals.

“Forward Purchase Agreement” has the meaning set forth in the Recitals.

“Forward Purchase Investor” has the meaning set forth in the Recitals.

“Forward Purchase Subscription” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“GDPR” means the General Data Protection Regulation (EU) 2016/679.

“Gesher Group” has the meaning set forth in Section 10.18(a).

“Government Official” means any officer, cadre, civil servant, employee or any other person who acts in an official capacity for any Governmental Authority (including any government-owned or government-Controlled enterprise, political party, public international organization or official thereof), or who acts in an official capacity for any candidate for governmental or political office.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body, any self-regulated organization, stock exchange, or quasi-governmental authority with proper jurisdiction.

“Governmental Order” means any applicable Order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination by, before or under the supervision of any Governmental Authority.

“Hazardous Material” means any substance, pollutant, contaminant, material and waste that is regulated by any Law or Action or is classified in any Environmental Law as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” or words of similar meaning, including asbestos, asbestos-containing materials, polychlorinated biphenyls, gasoline, diesel fuel, petroleum, petroleum by-products or petroleum products, radioactive materials and radon gas, per- and polyfluoroalkyl substances, and any other chemicals, materials, substances or wastes in any amount or concentration which are regulated under or for which liability may be imposed under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Income Tax Ordinance” means the Israeli Income Tax Ordinance [New Version] 5721-1961, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, including any amount due to any shareholder of such Person, (b) the principal and accrued interest components of capitalized lease obligations under GAAP or IFRS, as applicable, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs,” “seller notes,” “exit fees” and “retention payments,” but excluding payables arising in the Ordinary Course, (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transaction in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally; provided, however, solely for purposes of Section 6.2(c), “Indebtedness” shall not include clauses (b) or (e) hereof.

“Intellectual Property” means all intellectual property, industrial property and proprietary rights protectable by or enforceable under applicable Law in any and all jurisdictions worldwide, in all cases whether registered or unregistered, including rights in: (a) Patents, (b) Trademarks and designs, (c) copyrights, rights in works of authorship or expression, and mask works, (d) Trade Secrets, know-how and other confidential or proprietary information, (e) Software, (f) “moral” rights, rights of publicity or privacy, data base or data collection rights, rights in social media accounts and handles, and other similar intellectual property rights, (g) registrations, applications, and renewals for any of the foregoing in clauses (a) through (f), and (h) all rights in the foregoing, and all other forms of protection having a similar nature or effect anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Interim Period” has the meaning set forth in Section 6.1.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” means the Investor Rights Agreement in respect of the Company, dated as of May 27, 2022, as may be amended and/or restated from time to time.

“Investors” has the meaning set forth in the Recitals.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of October 12, 2021, and filed with the SEC on October 13, 2021 (File No. 333-259253).

“Israeli Privacy Law” means the Israeli Privacy Protection Law, 5741-1981 and the regulations promulgated thereunder and all guidelines issued by the Israeli Privacy Protection Authority.

“Israeli Trustee” shall mean Altshuler Shaham Trusts Ltd, which serves as the trustee of the awards granted pursuant to Section 102 of the Income Tax Ordinance.

“Israeli Withholding Agent” has the meaning set forth in Section 2.5(b)(v).

“ITA” shall mean the Israel Tax Authority.

“JOBS Act” has the meaning set forth in Section 3.24.

“Knowledge of SPAC” or any similar expression means the knowledge that each individual listed on Section 1.2 of the SPAC Disclosure Schedules actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter.

“Knowledge of the Company” or any similar expression means the knowledge that each individual listed on Section 1.1 of the Company Disclosure Schedules actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity.

“Leased Real Property” has the meaning set forth in Section 3.15.

“Liability” means, with respect to any Person, any liability, debt, deficiency, Taxes, penalty, assessment, fine, claim, cause of action, obligation or other loss, fee, cost or expense of such Person of any kind, character, description or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

“Lockup Agreement” has the meaning set forth in the Recitals.

“Made Available” means, unless the context otherwise requires, that a copy of the subject documents or other materials has been provided by the Company, its Subsidiary or any of their respective Representatives at least one (1) Business Day prior to the date hereof via upload to the virtual data room operated by Intralinks, Inc. under the project name “Project Falcon Data Room”.

“Major Customers” means the top ten (10) customers of the Company and its Subsidiaries by dollar volume received for the past twelve (12) months ended on December 31, 2021 listed on Section 1.2 of the Company Disclosure Schedules, which Section 1.2 of the Company Disclosure Schedules reflects the dollar volume received from each such customer.

“Major Suppliers” means the top ten (10) suppliers of the Company and its Subsidiaries by dollar volume paid for the past twelve (12) months ended on December 31, 2021 listed on Section 1.2 of the Company Disclosure Schedules, which Section 1.2 of the Company Disclosure Schedules reflects the dollar volume paid to each such supplier.

“Material Contracts” has the meaning set forth in Section 3.13(a).

“Mergers” has the meaning set forth in the Recitals.

“Merger Consideration” means the sum of all SPAC Shares Consideration and SPAC Warrant Consideration receivable by SPAC Shareholders pursuant to Section 2.1(b) and Section 2.1(c).

“Merger Filing Documents” has the meaning set forth in Section 1.3.

“Merger Sub I” has the meaning set forth in the Preamble.

“Merger Sub II” has the meaning set forth in the Preamble.

“Merger Sub I Share” has the meaning set forth in Section 5.2(a)(i).

“Merger Sub II Share” has the meaning set forth in Section 5.2(a)(ii).

“Merger Sub I Written Resolution” has the meaning set forth in the Recitals.

“Merger Sub II Written Resolution” has the meaning set forth in the Recitals.

“NASDAQ” means The Nasdaq Stock Market LLC.

“NDA” means the Confidentiality Agreement, dated as of November 9, 2021, between SPAC and Freightos Limited, a Hong Kong private company limited by shares.

“Open Source Software” means any Software licensed or made available pursuant to, or containing or derived from any Software licensed or made available as, “freeware,” “shareware,” or “open source” software, including any license that is now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (or any successor thereto) and any Reciprocal License, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL).

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the operations of such Person and consistent with past practice, including any COVID-19 Measures and any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement.

“Organizational Documents” means, with respect to any Person that is not an individual, its certificate of incorporation or registration, bylaws, memorandum and articles of association, constitution, limited liability company agreement, or similar organizational documents, in each case, as amended or restated.

“Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom.

“Payee” has the meaning set forth in Section 2.5(b)(i).

“Payor” has the meaning set forth in Section 2.5(a).

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Encumbrances arising or incurred in the Ordinary Course in respect of amounts that are not yet due and payable; (c) rights of any third parties that are party to or hold an interest in any Contract to which the Company or any of its Subsidiaries is a party; (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or Encumbrances that do not materially interfere with the present use of the Leased Real Property, (e) with respect to any Leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any

Encumbrances thereon, (ii) any Encumbrances permitted under the Company Lease, and (iii) any Encumbrances encumbering the real property of which the Leased Real Property is a part that do not materially interfere with the present use of the Leased Real Property, (iv) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the present use of the Leased Real Property, (f) non-exclusive licenses of Intellectual Property to a customer of the Company or any of its Subsidiaries granted in the Ordinary Course, (g) Ordinary Course purchase money Encumbrances and Encumbrances securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (h) other Encumbrances arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (i) reversionary rights in favor of landlords under any Company Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (j) any other Encumbrances that have been incurred or suffered in the Ordinary Course and do not materially impair the existing use of the property affected by such Encumbrance.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Data” means (a) any “personal information,” “personal data,” “personally identifiable information,” “protected health information,” or other similar or analogous terms as defined under any Data Laws or other applicable Laws, and (b) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or device, including, to the extent constituting or comprising the foregoing, name, street address, telephone number, email address, photograph, social security number, government-issued ID number, customer or account number, health information, financial information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information, to the extent that such data is regulated under applicable Law.

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Investor” has the meaning set forth in the Recitals.

“PIPE Subscription Agreement” has the meaning set forth in the Recitals.

“Plans of Merger” has the meaning set forth in Section 1.3(b).

“PPACA” has the meaning set forth in Section 3.18(e).

“Pre-Closing Restructuring” has the meaning set forth in the Recitals.

“Pre-Signing Reorganization” has the meaning set forth in the Recitals.

“Private Placement” has the meaning set forth in the Recitals.

“Process,” “Processing” or “Processed” means, with respect to data or information, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, analysis, transfer, transmission, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, security, disposal, erasure, destruction or other handling thereof.

“Prohibited Person” means any Person that is (a) organized under the laws of, or resident in, any U.S. embargoed or restricted destination (which, as of the date of this Agreement, consists of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and the so-called Luhansk People’s Republic and Donetsk People’s Republic), (b) included on any Sanctions-related list of blocked or designated parties (including the U.S. Department of the Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union); (c) owned fifty percent or more, directly or indirectly, by a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above, where applicable by law or regulation; (d) is a Person acting in his or her official capacity as a director, officer, employee, or agent of a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; or (e) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

“Property” has the meaning set forth in Section 3.14(a).

“Proxy Statement” has the meaning set forth in Section 6.19(a).

“Recapitalization” has the meaning set forth in the Recitals.

“Reciprocal License” means a Software license that requires or that conditions any rights granted in such license upon: (a) the disclosure, distribution or licensing of any other Software (other than such Software as provided by a third party in its unmodified form); (b) a requirement that any disclosure, distribution or licensing of any other Software (other than such Software in its unmodified form) be at no or minimal charge; (c) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software; (d) a requirement that such other Software be redistributable by other licensees; or (e) the grant of any patent rights (other than patent rights in such Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such Software).

“Redeeming SPAC Shares” means SPAC Ordinary Shares in respect of which the eligible holder thereof (as determined in accordance with the SPAC Charter) has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Shareholder Redemption Right.

“Redemption” has the meaning set forth in Section 6.19(a).

“Registered IP” means Owned IP issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in Section 6.18.

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds 5% or more of the total outstanding share capital of the Company or any of its Subsidiaries, (b) any director or officer of the Company or any of its Subsidiaries.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates.

“Required Company Shareholder Approval” has the meaning set forth in Section 6.9.

“Required Governmental Authorization” means all material franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority required to operate the business of the Company and any of its Subsidiaries, as currently conducted, in accordance with applicable Law.

“Required SPAC Shareholder Approval” means the vote of SPAC Shareholders required to approve the SPAC Shareholder Approval Matters, as determined in accordance with applicable Law and the SPAC Charter.

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom and (e) any other similar economic sanctions administered by a Governmental Authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second Effective Time” has the meaning set forth in Section 1.3(b).

“Second Merger Filing Documents” has the meaning set forth in Section 1.3(b).

“Second Plan of Merger” has the meaning set forth in Section 1.3(b).

“Second Surviving Subsidiary” has the meaning set forth in Section 1.1(b).

“Section 14 Arrangement” has the meaning set forth in Section 3.18(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means any actual or suspected data breach or breach of security or other incident or Event that results in any unauthorized, accidental or unlawful access, use, destruction, loss, denial or loss of use, compromise, alteration, corruption, acquisition or disclosure of or to any Business Data or Company Systems.

“Shareholder Litigation” has the meaning set forth in Section 6.22.

“Shareholder Support Agreement” has the meaning set forth in the Recitals.

“Software” means all computer software, data, and databases, together with object code, source code, firmware, and embedded versions thereof, and documentation related thereto, together with intellectual property, industrial property and proprietary rights in and to any of the foregoing.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Board” has the meaning set forth in the Recitals.

“SPAC Charter” means the Amended and Restated Memorandum and Articles of Association of SPAC, adopted pursuant to a special resolution passed on October 12, 2021.

“SPAC D&O Indemnified Parties” has the meaning set forth in Section 6.5(a).

“SPAC Disclosure Schedules” has the meaning set forth in Article IV.

“SPAC Indemnification Agreement” means that certain indemnification agreement dated October 12, 2021 by and between SPAC and the indemnitees thereunder.

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transaction; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any action taken by, or at the written request of, the Company; provided, however, that in the case of each of clauses (b) and

(d), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect, but only to the extent of the incremental disproportionate effect on SPAC relative to such similarly situated participants. Notwithstanding the foregoing, the number of SPAC Shareholders who exercise their SPAC Shareholder Redemption Right or the failure to obtain Required SPAC Shareholder Approval shall not be deemed to be a SPAC Material Adverse Effect.

“SPAC Ordinary Shares” has the meaning set forth in the Recitals.

“SPAC Preference Shares” has the meaning set forth in the Recitals.

“SPAC Registration Rights Agreement” means that certain Registration Rights Agreement, dated October 12, 2021, by and among SPAC and the parties listed as investors on the signature page thereto.

“SPAC SEC Filings” has the meaning set forth in Section 4.13.

“SPAC Securities” means, collectively, the SPAC Shares and the SPAC Warrants.

“SPAC Shareholder” means any holder of any SPAC Shares.

“SPAC Shareholder Approval Matters” has the meaning set forth in Section 6.19(a).

“SPAC Shareholder Redemption Amount” means the aggregate amount payable by SPAC with respect to all Redeeming SPAC Shares.

“SPAC Shareholder Redemption Right” means the right of an eligible holder (as determined in accordance with the SPAC Charter) of SPAC Ordinary Shares to redeem all or a portion of the SPAC Ordinary Shares held by such holder as set forth in the SPAC Charter in connection with the SPAC Shareholder Approval Matters.

“SPAC Shareholders’ Meeting” has the meaning set forth in Section 6.19(a).

“SPAC Shares” means, collectively, the SPAC Ordinary Shares and SPAC Preference Shares.

“SPAC Shares Consideration” has the meaning set forth in the Recitals.

“SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC or the Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transaction, including (a) all fees (including deferred underwriting fees), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (b) any Indebtedness of SPAC owed to the Sponsor, its Affiliates or its or their respective shareholders or Affiliates (including amounts accrued and outstanding under any Working Capital Loan as of the Closing), and (c) fifty percent (50%) of the fees, costs and expenses incurred in connection with (i) any filing, submission or application for the Governmental Order pertaining to the Antitrust Laws applicable to the Transaction and (ii) the filing and mailing of the Proxy Statement and Registration Statement in connection with the Transaction.

“SPAC Unit” means the units issued by SPAC in SPAC’s IPO or the exercise of the underwriters’ overallotment option each consisting of one (1) SPAC Ordinary Share and one-half of a SPAC Warrant.

“SPAC Warrant” means all outstanding and unexercised warrants issued by SPAC to acquire SPAC Ordinary Shares.

“SPAC Warrant Consideration” has the meaning set forth in the Recitals.

“Spanish Subsidiary” means Web Cargo, S.L.U.

“Specified Courts” has the meaning set forth in Section 10.8.

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Lockup Agreement” has the meaning set forth in the Recitals.

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to a specified Person, any other Person Controlled, directly or indirectly, by such specified Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such Person, respectively.

“Surviving Subsidiary Charter” has the meaning set forth in Section 1.4.

“Tax” or “Taxes” means all federal, state, local, non-U.S. or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat, abandoned and unclaimed property, sales, use, transfer, registration, alternative or add-on minimum, estimated taxes, or other tax of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, and including any interest, deficiency, penalty, or addition thereto.

“Tax Authority” means any Governmental Authority responsible for the collection or administration of Taxes or Tax Returns.

“Tax Returns” means all returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes.

“Terminating Company Breach” has the meaning set forth in Section 8.1(e).

“Terminating SPAC Breach” has the meaning set forth in Section 8.1(f).

“Trade Secrets” means all trade secrets and other confidential or proprietary information, know-how and other inventions, processes, models, methodologies and all other information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use.

“Trademarks” means trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, domain names, social media handles, toll-free numbers, and other indicia of source or origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing.

“Transaction” means the transactions contemplated by this Agreement and the Transaction Documents, including the Mergers, the Recapitalization, Pre-Signing Reorganization, and the Pre-Closing Restructuring.

“Transaction Documents” means, collectively, this Agreement, the NDA, the Forward Purchase Agreement, the PIPE Subscription Agreement, the Backstop Subscription Agreement, the Lockup Agreements, the Shareholder Support Agreements, the Registration Rights Agreement, the Warrant Amendment, the Assignment and Assumption Agreement, the Merger Filing Documents, and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of Treasury.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated October 12, 2021, by and between SPAC and Continental Stock Transfer & Trust Company (in such capacity, the “Trustee”).

“Trustee” has the meaning set forth in the definition of “Trust Agreement.”

“U.S.” means the United States of America.

“UK Data Protection Legislation” means (i) the Data Protection Act 1998 and all other applicable national laws, regulations and secondary legislation implementing the EU Data Protection Directive 95/46/EC; (ii) the GDPR as applicable in the United Kingdom, and all related national laws, regulations and secondary legislation; (iii) the Data Protection Act 2018; (iv) the UK GDPR; (v) the Data Protection (Charges and Information) Regulations 2018; (vi) the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and all other applicable national laws, regulations and secondary legislation implementing the Privacy and Electronic Communications Data Protection Directive 2002/58/EC; (vii) the Regulation of Investigatory Powers Act 2000, the Investigatory Powers Act 2016 and the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000 (SI 2000/2699); (viii) (where and to the extent applicable) Part V of the Digital Economy Act 2017; and (ix) all

other applicable laws and regulations to the extent relating to the protection and processing of personal data, marketing directed to individuals, and privacy in any jurisdiction, including where applicable any binding guidance or codes of practice issued or adopted by the United Kingdom’s Information Commissioner, the European Data Protection Board or any similar body in any other jurisdiction.

“UK GDPR” means GDPR as implemented by the UK Data Protection Act 2018 and modified by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419).

“Union” means any trade union, works council, labor organization or other employee representative body.

“Unit Separation” has the meaning set forth in Section 2.1(a).

“Valid Certificate” means, in respect of a Payor, a valid certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Company and the Israeli Withholding Agent: (a) exempting such Payor from the duty to withhold Israeli Taxes with respect to the applicable payment, (b) determining the applicable rate of Israeli Taxes to be withheld from the applicable payment, or (c) providing any other instructions regarding the payment or withholding with respect to the applicable payment.

“VAT” has the meaning set forth in Section 3.8(l).

“Warrant Agreement” means the Warrant Agreement, dated as of October 12, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, as amended.

“Warrant Amendment” has the meaning set forth in the Recitals.

“Withholding Drop Date” has the meaning set forth in Section 2.5(b)(i).

“Withholding Tax Ruling” shall mean a Tax ruling issued by the ITA, (a) exempting the Company, Merger Sub I, Merger Sub II, the Exchange Agent, and the Israeli Withholding Agent and their respective agents from any obligation to withhold Israeli Taxes from the Merger Consideration payable or otherwise deliverable pursuant to the Mergers or clarifying that no such obligation exists, in each case, with respect to all Payees or any part thereof, or (b) instructing the Company, Merger Sub I, Merger Sub II, the Exchange Agent, and the Israeli Withholding Agent and their respective agents on how such withholding is to be executed.

“Working Capital Loan” means any loan made to SPAC by any of the Sponsor, an Affiliate of the Sponsor, or any of SPAC’s officers or directors, and evidenced by one or more promissory notes, for the purpose of financing costs incurred in connection with a Business Combination; provided that such Working Capital Loan has not previously been and will not be in connection with the Business Combination converted into SPAC Warrants.